UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

TANGO THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Preliminary Proxy Statement—Subject to Completion

Dear Fellow Stockholder:

Tango Therapeutics was founded with a clear mission: to discover the next generation of precision medicines to help patients with cancer by addressing the specific genetic alterations that drive cancer. We leverage our state-of-the-art target discovery platform to identify novel targets and develop new drugs directed at tumor suppressor gene loss in defined patient populations with high unmet medical need. In 2023, we made meaningful progress in our clinical development programs: (i) in May 2023, we released initial pharmacodynamic data from the ongoing TNG908 dose escalation study that provided the first clinical proof-of-mechanism of MTA-cooperative PRMT5 inhibition, demonstrated by marked dose dependent reduction of SDMA staining in MTAP-deleted cancer cells versus normal tissue; (ii) in the first quarter of 2023, the Investigational New Drug Application (IND) for TNG462, our next-generation PRMT5 inhibitor, was cleared by the U.S. Food and Drug Administration (FDA), and we announced the first patient in the Phase 1/2 clinical trial was dosed in July 2023; (iii) in the first quarter of 2023, the IND for TNG260, our first-in-class CoREST inhibitor, which reverses the immune evasion effect of STK11 loss-of-function mutations, was cleared by the FDA and we announced the first patient in the Phase 1/2 clinical trial was dosed in July 2023 and (iv) in the third quarter of 2023, the FDA cleared the IND for TNG348, a novel allosteric inhibitor of USP1 for treatment of BRCA1, BRCA2-mutant and other HRD+ cancers, and we announced the first patient in the Phase 1/2 clinical trial was dosed in January 2024. In addition, we continue to leverage our target discovery platform to discover synthetic lethal targets that we believe serves as the basis of our product pipeline. Finally, our collaboration with Gilead Sciences continues to identify and develop novel immune evasion targets, resulting in Gilead licensing targets, most recently in June 2023.

I, along with our board of directors, are pleased to invite you to attend the 2024 Annual Meeting of Stockholders, or the Annual Meeting, of Tango Therapeutics, Inc. ("Tango" or the "Company") to be held virtually on Wednesday, June 5, 2024 at 10:00 a.m. Eastern Time. Stockholders will have the ability to participate in the Annual Meeting, vote their shares and ask questions by accessing the virtual meeting.

At the Annual Meeting, our stockholders will be asked to: (1) elect the three nominees who are named in the Proxy Statement as Class III Directors; (2) ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; (3) approve an amendment to our Second Amended and Restated Certificate of Incorporation to limit the liability of certain officers of Tango as permitted by recent amendments to Delaware law; and (4) transact any other business that properly comes before the Annual Meeting (including adjournments, continuations and postponements thereof). Our board of directors recommends that you vote "FOR" the election of each director nominee, "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP and "FOR" the amendment to our Second Amended and Restated Certificate of Incorporation to limit the liability of certain officers as permitted by recent amendments to Delaware law. You should carefully read our proxy materials, which contain detailed information concerning each of these proposals.

Your vote is very important. Whether or not you plan to virtually attend the meeting, please carefully review the proxy materials and then complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. Alternatively, you may vote your shares on the Internet by visiting www.proxyvote.com or by telephone by calling 1-800-690-6903 and following the recorded instructions by 11:59 p.m. Eastern Time on June 4, 2024. If you vote your shares on the Internet or by telephone, you will need to enter the 16-digit control number provided on your proxy card or in the instructions that accompanied your proxy materials. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to attend and to vote at the Annual Meeting if you decide to virtually attend the Annual Meeting. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

Thank you for your ongoing support of, and continued interest in, Tango.

Sincerely,

Barbara Weber, M.D.

President and Chief Executive Officer

Tango Therapeutics, Inc.

201 Brookline Avenue, Suite 901

Boston, MA 02215

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 5, 2024

Notice is hereby given that the 2024 Annual Meeting of Stockholders, or Annual Meeting, of Tango Therapeutics, Inc., will be held online on Wednesday, June 5, 2024. You may attend the meeting virtually via the Internet, where you will be able to participate in the meeting, vote electronically and submit questions that are germane to the matters under consideration at the Annual Meeting. You will need the 16-digit control number included with your proxy card or in the instructions that accompanied your proxy materials in order to attend the Annual Meeting. The purpose of the Annual Meeting is the following:

1. To elect three Class III Directors, Alexis Borisy, John Ketchum and Barbara Weber, M.D. to our board of directors, each to serve until the 2027 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal;

2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2024;

3. To approve an amendment to our Second Amended and Restated Certificate of Incorporation to limit the liability of certain officers of Tango Therapeutics, Inc. as permitted by recent amendments to Delaware law; and

4. To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The Annual Meeting will begin promptly at 10:00 a.m. Eastern Time. Only stockholders of record at the close of business on April 9, 2024 will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

To be virtually admitted to the Annual Meeting and vote your shares, you must provide the 16-digit control number as provided in your proxy card or in the instructions that accompanied your proxy materials. Please see the “General Information Regarding the Meeting” section of the proxy statement that accompanies this notice for more details regarding the logistics of the virtual Annual Meeting, including the ability of stockholders to submit questions that are germane to the topics under consideration at the Annual Meeting during the Annual Meeting, and technical details and support related to accessing the virtual platform.

Your vote is important. Whether or not you expect to attend the Annual Meeting virtually, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting, by submitting your proxy via the Internet at the address listed on the proxy card, via the telephone number listed on the proxy card or by signing, dating and returning the proxy card. Even if you have voted by proxy, you may still vote at the Annual Meeting. Please note, however, that if your shares are held through a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

By order of the Board of Directors,

Douglas Barry

Chief Legal Officer, Chief Compliance Officer and Corporate Secretary

Boston, MA

April [_], 2024

PROXY STATEMENT SUMMARY

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 5, 2024

This proxy statement contains information about the 2024 Annual Meeting of Stockholders, or the Annual Meeting, of Tango Therapeutics, Inc. which will be held online on June 5, 2024 at 10:00 a.m. Eastern Time. You may attend the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/TNGX2024, where you will be able to vote electronically and submit questions germane to the matters under consideration at the Annual Meeting. The board of directors of Tango Therapeutics, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Tango,” the “Company,” “we,” “us,” and “our” refer to Tango Therapeutics, Inc. The mailing address of our principal executive office is: 201 Brookline Avenue, Suite 901, Boston, Massachusetts, 02215.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If a proxy is signed and/or returned without instructions, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in this proxy statement and the accompanying proxy card. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect, by mailing a duly executed proxy bearing a later date, re-voting by phone or the Internet prior to the date and time identified in this proxy statement or by voting in person at the Annual Meeting.

Our Annual Report and this proxy statement and proxy card are first being mailed to stockholders on or about April [ ], 2024.

We are an “emerging growth company” under applicable federal securities laws and therefore we are permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted and we are not required to disclose pay versus performance information under Item 402(v) of Regulation S-K. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year following the fifth anniversary of our initial public offering; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.235 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or the SEC. Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.”

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 5, 2024:

This proxy statement and our 2023 Annual Report on Form 10-K are available for viewing, printing and downloading at www.proxyvote.com.

A copy of our 2023 Annual Report on Form 10-K, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request or oral request to Tango Therapeutics, Inc., 201 Brookline Avenue, Suite 901, Boston, Massachusetts, 02215, (857) 320-4900, Attention: Corporate Secretary. This proxy statement and our 2023 Annual Report are also available on the SEC’s website at www.sec.gov.

GENERAL INFORMATION REGARDING THE MEETING

Why is Tango holding a virtual Annual Meeting?

This year’s Annual Meeting will be a “virtual meeting” of stockholders. We have implemented the virtual format in order to facilitate stockholder attendance at our Annual Meeting. While you will not be able to attend the Annual Meeting in person, stockholders will, to the extent possible, be afforded rights and opportunities to participate at the virtual meeting similar to those they would have at an in-person meeting. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us during the Annual Meeting so they can ask questions of our board of directors or management that are germane to the matters under consideration at the Annual Meeting.

How can I virtually attend the Annual Meeting?

To attend and participate in the Annual Meeting, stockholders will need to access the live webcast of the meeting. To do so, stockholders will need to visit www.virtualshareholdermeeting.com/TNGX2024 and enter the 16-digit control number provided in the proxy materials or in the instructions that accompanied the stockholder's proxy materials. Beneficial owners of shares held in "street name" (as described below) will need to follow the instructions provided in the voting instructions form by their broker, bank or other nominee that holds their shares.

On the day of the Annual Meeting, stockholders may log-in to the online virtual annual meeting platform beginning at 9:45 a.m. Eastern Time, and the meeting will begin promptly at 10:00 a.m. Eastern Time. Please allow ample time for on-line login so that you may participate in the entire Annual Meeting.

Questions related to substantive matters of business under consideration at the Annual Meeting may be asked during the Annual Meeting by logging on to the virtual meeting platform. If you wish to submit a question during the Annual Meeting, you may do so on the virtual meeting platform www.virtualshareholdermeeting.com/TNGX2024. Our Annual Meeting will be governed by the Annual Meeting’s Rules of Conduct and Procedures, which will address the ability of stockholders to ask questions during the meeting and rules for how questions will be recognized and addressed. The Annual Meeting’s Rules of Conduct and Procedures will be available on the virtual meeting platform during the course of the Annual Meeting. Any questions or comments that are unrelated to the business of the Annual Meeting will not be addressed at the meeting.

How can I get help if I have trouble checking in or listening to the meeting online?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting or submitting a question, a technical support number will be posted on the virtual meeting platform (www.virtualshareholdermeeting.com/TNGX2024), which may be accessed beginning 15 minutes prior to the scheduled start time of the Annual Meeting.

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

The proxy materials, including this proxy statement, a proxy card for shares held in street name (i.e. held for your account by a broker of other nominee), or voting instruction card and our 2023 Annual Report, are being mailed to stockholders on or about April [ ], 2024. These materials are also available for viewing, printing and downloading on the Internet at www.proxyvote.com. You will need the 16-digit control number included on your proxy card to access these materials.

Who is soliciting my vote?

Our board of directors is soliciting your vote for the Annual Meeting, including at any adjournments or postponements of the meeting.

When is the record date for the Annual Meeting?

The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 9, 2024. Only stockholders of record at the close of business on April 9, 2024 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement of the meeting.

How many votes can be cast by all stockholders?

There were 106,735,395 shares of our voting common stock, par value $0.001 per share, outstanding on April 9, 2024, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote on your own behalf at our virtual Annual Meeting. None of our authorized shares of preferred stock were outstanding as of April 9, 2024.

Who is entitled to vote?

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote on your own behalf at our virtual Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the proxy materials were forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend our virtual Annual Meeting. If your shares are held in "street name", you will receive instructions from your bank, broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your bank, broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. Note that if your shares are held in "street name," you should also be receiving a voting instruction form for you to use from your broker. Throughout this proxy statement, we refer to stockholders who hold their shares through a bank, broker, bank or other nominee as “street name stockholders.”

What matters are being voted on at the Annual Meeting?

The following matters are being voted on at the Annual Meeting:

(1) Elect three members, Alexis Borisy, John Ketchum and Barbara Weber, M.D., as Class III Directors of the board of directors, each to serve until the 2027 annual meeting of stockholders and until his or her successor has been duly elected and qualified.

(2) Ratify the appointment of PricewaterhouseCoopers LLP as Tango's independent registered public accounting firm for 2024.

(3) Approval of an amendment to our Second Amended and Restated Certificate of Incorporation to limit the liability of certain officers of Tango Therapeutics, Inc. as permitted by recent amendments to Delaware law.

We do not know of any other matters that may come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your form of proxy authorizes the individuals named as proxies to vote, or otherwise act, in accordance with their best judgment.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

• By Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the control number included on your proxy card in order to vote by Internet.

• During the Annual Meeting. You may vote in person virtually by attending the Annual Meeting through www.virtualshareholdermeeting.com/TNGX2024. To attend the Annual Meeting virtually and vote your shares, you must register for the Annual Meeting and provide the control number located on your proxy card.

• By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the control number included on your proxy card to vote by telephone.

• By Mail. You may vote by completing and mailing your proxy card.

Even if you plan to participate in our virtual Annual Meeting, we recommend that you vote by proxy in advance of the Annual Meeting date so that your vote will be counted if you later decide not to participate in the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares on your own behalf at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

By Proxy

If you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet or telephone by following the instructions provided in the enclosed proxy card. Proxies submitted by mail must be received by the deadline set forth on the proxy card.

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a signed proxy without giving voting instructions, your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How do I change or revoke my vote or proxy?

You may revoke your proxy by (1) entering a new vote by mail, over the Internet or via telephone that we receive before the start of the Annual Meeting, (2) attending and voting at the Annual Meeting online (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at 201 Brookline Avenue, Suite 901, Boston, Massachusetts 02215, Attention: Corporate Secretary. Only your latest vote will be counted at the Annual Meeting.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our Amended and Restated Bylaws, or bylaws, provide that a majority of the shares entitled to vote, present or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained. There were 106,735,395 shares of common stock outstanding and entitled to vote on April 9, 2024, our record date. Therefore, a quorum will be present if 53,367,698 shares of our common stock are present in person or represented by executed proxies timely received by us at the Annual Meeting.

What vote is required for each proposal?

		Board's Recommendation	Broker Discretionary Voting Allowed	Treatment of Votes Withheld, Abstentions and Broker Non-Votes	Required
Proposal 1	Election of Class III Directors	FOR ALL Class III Director Nominees (Alexis Borisy, John Ketchum and Barbara Weber, M.D.)	No	Votes withheld and broker non-votes will have no effect on the outcome of the proposal	Plurality of votes properly cast
Proposal 2	Ratification of PricewaterhouseCoopers LLP as independent auditors for 2024	FOR	Yes	Abstentions and broker non-votes, if any, will have no effect on the outcome of the proposal	Majority of votes properly cast
Proposal 3	Approval of Amendment to our Second Amended and Restated Certificate of Incorporation to limit the liability of certain officers as permitted by recent amendments to Delaware law	FOR	No	Abstentions and broker non-votes will be counted as votes against the proposal	Majority of the outstanding shares of capital stock entitled to vote

How is the vote counted?

Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Second Amended and Restated Certificate of Incorporation, or certificate of incorporation, or bylaws (as described below with respect to the approval of the amendment to the Second Amended and Restated Certificate of Incorporation). As noted above, abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposal No. 1 and Proposal No. 3 are “non-discretionary” items. If you do not instruct your broker how to vote with respect to these proposals, your broker may not vote for these proposals, and those votes will be counted as broker “non-votes.” Proposal No. 2 is considered to be a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.

To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes properly cast and entitled to vote on the proposal, meaning that the three director nominees receiving the most votes will be elected (even if it is less than a majority of the votes cast). You may vote for each of the director nominees or withhold authority to vote your shares with respect to any one or more of the director nominees. Shares voting “withheld” have no effect on the election of directors. Broker non-votes will have no effect on the election of the nominees for Class III Directors.

To be approved, the proposal for the Amendment to our Second Amended and Restated Certificate of Incorporation, must receive an affirmative vote by the majority of the outstanding shares of capital stock entitled to vote on the matter. Abstentions will be counted as votes AGAINST Proposal 3. Proposal 3 is a non-discretionary matter. Therefore, if your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee cannot vote your shares on Proposal 3. Broker non-votes will be counted as votes AGAINST Proposal 3.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

How may stockholders submit matters for consideration at an Annual Meeting?

The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2025 Annual Meeting of Stockholders, the required notice must be received by our Corporate Secretary at our principal executive offices no earlier than February 5, 2025 and no later than March 7, 2025. See the section titled “Stockholder Proposals.”

In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2025 must also satisfy the requirements of SEC Rule 14a-8 under the Exchange Act, and be received not later than December [ ], 2024. In addition, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 7, 2025. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our Corporate Secretary of the stockholder’s intention to bring such business before the meeting.

How can I find out the results of the voting at the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

OVERVIEW OF PROPOSALS

The summary below highlights information that is described in more detail elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and we urge you to read the entire proxy statement carefully before voting.

This Proxy Statement contains three proposals requiring stockholder action.

Proposal No. 1 - Election of Class III Directors

You are being asked to vote on the election of three Class III Directors, Alexis Borisy, John Ketchum and Barbara Weber, M.D. to our board of directors.

Proposal No. 2 - Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm

You are being asked to vote to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Proposal 3 - Approval of Amendment to our Second Amended and Restated Certificate of Incorporation

You are being asked to vote to approve the Amendment to our Second Amended and Restated Certificate of Incorporation to limit the liability of certain officers as permitted by recent amendments to Delaware law.

The board of directors recommends that you vote FOR each of the director nominees in Proposal 1 and FOR both Proposal No. 2 and Proposal No. 3.

Each of the proposals listed above is discussed in more detail in the pages that follow.

PROPOSAL NO. 1 – ELECTION OF CLASS II DIRECTORS

Our board of directors currently consists of seven members. In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms.

Three directors have been nominated for election at the Annual Meeting to serve until the 2027 annual meeting of stockholders and until their successors have been duly elected and qualified. In the event any nominee is unable to serve as a director, the shares represented by the proxy will be voted for such other candidate, if any, who is nominated by the board of directors to replace the nominee. All nominees have consented to be named in the proxy statement and have indicated their intent to serve if elected. The board of directors has no reason to believe that any of the nominees will be unable to serve. Pursuant to our by-laws, directors are elected by plurality vote in uncontested director elections, such as this one. The number of candidates for election as Class III Directors at the Annual Meeting is the same as the number of Class III Directors to be elected at the Annual Meeting. Therefore, this is an uncontested election and directors will be elected by the affirmative vote of a plurality of the votes properly cast by the shares present or represented and entitled to vote at the Annual Meeting, in person or by proxy. The nominees for election as director are those identified in this proxy statement.

The following table presents our current directors, their respective term on the board of directors, ages and positions as of April 9, 2024. Director service dates in the table below and elsewhere in this proxy statement reflect the periods such director commenced director service with Tango prior to the completion of the Business Combination (as described below).

Name	Age	Position	Served as a Director Since
Class I Directors with terms that will expire at the 2025 Annual Meeting
Lesley Ann Calhoun	58	Director	March 2021
Class II Directors with terms that will expire at the 2026 Annual Meeting
Malte Peters, M.D.	61	Director	September 2018
Mace Rothenberg, M.D.	67	Director	March 2021
Kanishka Pothula	39	Director	November 2023
Class III Directors with terms that will expire at the Annual Meeting
Alexis Borisy	52	Director and Chairman of the Board	March 2017
John Ketchum	68	Director	August 2023
Barbara Weber, M.D.	67	President, Chief Executive Officer and Director	March 2017

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Nominees for Election as Class III Directors

Our board of directors has nominated Alexis Borisy, John Ketchum and Barbara Weber, M.D. for election as Class III Directors to serve for a three-year term ending at the 2027 annual meeting of stockholders and until their successors are elected and qualified. Each of the nominees is a current member of our board of directors and has consented to serve if elected.

Vote Required and Board of Directors’ Recommendation

Each stockholder has one vote per share. Stockholders do not have the right to vote cumulatively in electing directors.

The nominees for Class III Director who receive the most votes (also known as a plurality) will be elected. You may vote either FOR all the nominees, WITHHOLD your vote from all the nominees or WITHHOLD your vote from any one or more of the nominees. Shares voting “withheld” will have no effect on the election of directors. If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee does not have authority to vote your unvoted shares held by the firm for the election of directors. As a result, any shares not voted by you will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if a nominee is unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.

The board of directors recommends voting “FOR” the election of Alexis Borisy, John Ketchum and Barbara Weber, M.D. as Class III Directors, to serve for a three-year term ending at the annual meeting of stockholders to be held in 2027.

GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS

Our Board of Directors

On August 10, 2021, BCTG Acquisition Corp., a Delaware corporation, or BCTG, consummated a business combination, or Business Combination, pursuant to the terms of the Agreement and Plan of Merger, dated as of April 13, 2021, by and among BCTG, BCTG Merger Sub Inc., a Delaware corporation and Tango Therapeutics, Inc. (now known as Tango Therapeutics Sub, Inc., which we refer to as “Tango” in this proxy statement prior to the closing of the Business Commination). Upon the consummation of the Business Combination, our board of directors was divided into three staggered classes of directors, with each director assigned to one of the three classes. At each annual meeting of our stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the Annual Meeting for Class III Directors, at the annual meeting of stockholders to be held during the year 2025 for Class I Directors and at the annual meeting of stockholders to be held during the year 2026 for Class II Directors. Lesley Ann Calhoun currently serves as our Class I Director, Malte Peters, M.D., Mace Rothenberg, M.D. and Kanishka Pothula currently serve as our Class II Directors and Alexis Borisy, John Ketchum and Barbara Weber, M.D. currently serve as our Class III Directors.

Our certificate of incorporation and bylaws provide that the number of directors shall be fixed solely and exclusively by a resolution adopted from time to time by our board of directors.

Class III Director Nominees for Election for a Three-Year Term Ending at the 2027 Annual Meeting

Alexis Borisy has served as a member of our board of directors since our founding in 2017 and as the chairman of the board of directors since August 2021. Mr. Borisy is the co-founder and operating chairman of Curie.Bio, a new model for venture in biotech. In 2022, Mr. Borisy co-founded IDRx, Inc., a biopharmaceutical company and did the initial build through Borisy Labs Production, LLC. Also in 2022, Mr. Borisy became a director of Nextech Invest, a Swiss-based venture firm, where he also serves as Chairman. Prior to its acquisition by Revolution Medicines, Inc. (NASDAQ: RVMD), Mr. Borisy served as Chief Executive Officer and Chairman of EQRx, Inc., (formerly NASDAQ: EQRX), a biotechnology company, from June 2019 to November 2023. From 2010 to June 2019, Mr. Borisy was a partner at Third Rock Ventures, a series of venture capital funds investing in life science companies. Mr. Borisy co-founded Blueprint Medicines Corporation (NASDAQ: BPMC), a biopharmaceutical company, and served as its Interim Chief Executive Officer from 2013 to 2014 and has served as a member of its board of directors since 2011. Mr. Borisy co-founded Foundation Medicine, Inc. and served as its Interim Chief Executive Officer from 2009 to 2011 and served as a member of its board of directors from 2009 to July 2018, until its acquisition by Roche. In addition, Mr. Borisy serves as a member of the board of directors of OPKO Health, Inc. (NASDAQ: OPK), Relay Therapeutics, Inc. (NASDAQ: RLAY) and Revolution Medicines, Inc. During the past five years, Mr. Borisy also served as a member of the board of directors of Magenta Therapeutics, Inc. (NASDAQ: MGTA) and Editas Medicine, Inc. (NASDAQ: EDIT). Mr. Borisy received an A.B. in Chemistry from the University of Chicago and an A.M. in Chemistry and Chemical Biology from Harvard University. We believe Mr. Borisy’s extensive experience as an executive of, and working with and serving on the boards of directors of, multiple biopharmaceutical and life sciences companies, his educational background and his experience working in the venture capital industry provide him with the qualifications and skills necessary to serve as a member of our board of directors.

John Ketchum has served as a member of our board of directors since August 2023. Since 2018, Mr. Ketchum has operated Bonnieview Consulting, LLC, a consulting agency that provides strategic and business services to pharmaceutical and biotech companies from research and development to full commercialization stages. In 2019, Mr. Ketchum founded, and continues to provide advisory services to, CureLeads, a company that operates in the Middle East/North Africa providing a range of services for biomedical firms commercializing specialty drugs in the region. From 1996 to 2017, Mr. Ketchum held various positions at Novartis International AG, including as Senior Vice President, Region Head, Emerging Growth Markets from 2014 to 2017 and Senior Vice President, Region Head, Latin America, from 2014 to 2017. Mr. Ketchum serves as an advisor and the Chairman of the Board of Ernest Pharmaceuticals LLC, a privately held oncology company. Mr. Ketchum received his B.A. from Hamilton College and his M.B.A. from the University of North Carolina at Chapel Hill. We believe Mr. Ketchum's industry experience and life science expertise, including his extensive work in commercializing pharmaceuticals in the U.S. and in international markets, make him qualified to serve on our board of directors.

Barbara Weber, M.D. has served as our President and Chief Executive Officer since March 2017. Dr. Weber was a Venture Partner at Third Rock Ventures from March 2015 until June 2022, during which time she led the formation of the Company. Previously, Dr. Weber served as Senior Vice President, Oncology Translational Medicine, Novartis from 2009 to 2015, Vice President, Oncology, GSK from 2005 to 2009 and Professor, Medicine and Genetics, University of Pennsylvania from 1994 to 2005. Dr. Weber has served on the board of directors of Revolution Medicines, Inc. (NASDAQ: RVMD), a biotechnology company, since April 2018, and FOG Pharma, a private biopharmaceutical company, since October 2018. Dr. Weber previously served as a director of OPY Acquisition

Corp. I (NASDAQ: OHAA), a special purpose acquisition company. Dr. Weber received a B.S. in Chemistry and an M.D. from the University of Washington, was a resident in internal medicine at Yale University and fellow in Medical Oncology at the Dana Farber Cancer Institute. We believe Dr. Weber is qualified to serve on our board based on her position as our President and Chief Executive Officer, her leadership experience and her extensive experience in the biopharmaceutical industry.

Class I Directors Continuing in Office Until the 2025 Annual Meeting

Lesley Ann Calhoun has served as a member of our board of directors since March 2021. Since June 2020, Ms. Calhoun has served as Executive Vice President and Chief Financial Officer at Aligos Therapeutics, Inc., a clinical stage biopharmaceutical company. From August 2016 to June 2020, Ms. Calhoun served as Senior Vice President of Finance & Administration and Chief Accounting Officer at Global Blood Therapeutics, Inc. From January 2013 to September 2015, Ms. Calhoun served as Vice President of Finance at Hyperion Therapeutics, Inc., a commercial pharmaceutical company, which was acquired by Horizon Pharma plc, a biopharmaceutical company, in May 2015. Ms. Calhoun served as Senior Director of Finance and Corporate Controller at Theravance, Inc., a biopharmaceutical company, from August 2005 to January 2013. Prior to Theravance, Ms. Calhoun held various senior finance positions of increasing responsibility where she oversaw all aspects of finance and accounting operations for U.S. and multinational, publicly-traded and pre-IPO stage technology companies and companies in the biopharmaceutical industry. Earlier in her career, Ms. Calhoun was a member of the audit practice of Deloitte & Touche LLP from 1989 to 2001. Ms. Calhoun holds a B.S. in business administration with a concentration in accounting from San Francisco State University and is a Certified Public Accountant (inactive). We believe that Ms. Calhoun’s financial and accounting expertise and her experience in the finance and life sciences industries qualify her to serve as a member of our board of directors.

Class II Directors Continuing in Office Until the 2026 Annual Meeting

Malte Peters, M.D., has served on our board of directors since September 2018. In December 2022, Dr. Peters joined the board of directors of Hookipa Pharma, Inc. (NASDAQ: HOOK), a clinical stage biopharmaceutical company, where he has also served as an interim Senior Clinical Advisor since November 2023. From March 2020 to December 2022, Dr. Peters served as Chief Research and Development Officer of MorphoSys AG, a biopharmaceutical company, and prior to that served as its Chief Development Officer and member of its management board since March 2017. Prior to his time at MorphoSys, Dr. Peters served as the Global Head of Clinical Development of the Biopharmaceuticals Business Unit at Sandoz International. From 2004 to 2015, he served as Clinical Head and Site Head for Basel and East Hanover in the Department of Oncology Translational Medicine at Novartis. Dr. Peters has also held teaching appointments in Internal Medicine and Biochemistry at the University of Mainz, Germany, served as Research Scientist at the Amgen Research Institute in Toronto, Canada, as Director of Cancer Research at Merck KGaA and as Medical Director at Micromet AG. Dr. Peters received his Doctor of Medicine from the Freie Universität Berlin, Germany, and was trained at the Universities of Padova, Italy, and Bochum and Berlin, Germany. After scientific work at different universities, he habilitated in Internal Medicine at the University of Mainz, Germany. We believe Dr. Peters’s extensive knowledge of the biotechnology industry makes him qualified to serve on our board of directors.

Mace Rothenberg, M.D., has served on our board of directors since March 2021. Dr. Rothenberg was previously at Pfizer, Inc., a pharmaceutical company, where he served as Chief Medical Officer and Head of Worldwide Medical and Safety from 2019 to 2021, Chief Development Officer for Oncology from 2016 to 2018, and Senior Vice President for Clinical Development and Medical Affairs for Pfizer Oncology from 2008 to 2016. Prior to joining Pfizer, Dr. Rothenberg spent 25 years in academia, serving on the faculties of the University of Texas Health Science Center — San Antonio and Vanderbilt University Medical Center. Dr. Rothenberg is a fellow of the American College of Physicians and the American Society of Clinical Oncology and is board-certified in Internal Medicine and Medical Oncology. Dr. Rothenberg has been a member of the board of directors of Surrozen, Inc., a biotechnology company discovering and developing drug candidates to selectively modulate the Wnt pathway, since May 2021 and Aulos Bioscience, a privately-held immuno-oncology company, since March 2021. Dr. Rothenberg received his B.A. from the University of Pennsylvania, his M.D. from the New York University School of Medicine, completed his residency in Internal Medicine at Vanderbilt University and his fellowship in Medical Oncology at the National Cancer Institute. We believe Dr. Rothenberg’s industry experience and life science expertise make him qualified to serve on our board of directors.

Kanishka Pothula has served as a member of our board of directors since November 2023. Mr. Pothula joined Nextech Ventures (US), an affiliate of Nextech Invest, in March 2023 and currently serves as a Managing Partner. Prior to joining Nextech Ventures (US), Mr. Pothula spent eleven years at BVF Partners, a biotechnology-focused hedge fund, where he served various roles throughout his tenure. Mr. Pothula holds a M.S. in biotechnology from Georgetown University and a B.S. in bioengineering from the University of California, San Diego. We believe that Mr. Pothula’s extensive experience in finance and the life sciences industry make him qualified to serve on our board of directors.

Board Diversity Matrix

Our board possesses a deep set of skills and experiences that are critical to providing the necessary oversight and strategic direction for a clinical stage biopharmaceutical company. Each director is individually qualified to make unique and substantial contributions to our board based upon the experience, knowledge, background and skills that they have obtained in the course of their extensive careers. Our directors’ diverse viewpoints and independent mindedness enhance, we believe, the quality and effectiveness of the board of directors in carrying out its duties and responsibilities. Our board provides an appropriate balance of executive, financial, commercial, research and clinical development necessary for oversight of a biopharmaceutical company at our stage of development.

The composition of our board of directors currently includes three individuals who are diverse under the Nasdaq Stock Market LLC, or Nasdaq, listing rule regarding board diversity, representing gender diversity of 29% and ethnic diversity of 29%, as presented in the below Board Diversity Matrix. Under the Nasdaq listing rule, directors who self-identify as (i) female, (ii) an underrepresented minority or (iii) LGBTQ+ are defined as being diverse. The following table provides certain self-identified personal characteristics of our directors, in accordance with Rule 5605(f) of the Nasdaq listing standards:

As of April [ ], 2024
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5
Part II: Demographic Background
African American or Black	1
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	4
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Director Independence

The rules of the Nasdaq require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an executive officer or employee of our Company or any other individual having a relationship which, in the opinion of our board of directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director. Our board of directors has determined that each individual who serves on our board, other than Dr. Weber, qualifies as an independent director under the rules of Nasdaq and the SEC.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Adverse Proceedings

Neither we nor any of our subsidiaries are party to any material proceedings to which any of our directors, officers, affiliates, 5% or more stockholders, or any of their respective associates are a party. We do not believe that any of our directors, officers, affiliates, 5% or more stockholders, or any of their respective associates are adverse to us or any of our subsidiaries or have a material interest that is adverse to us or any of our subsidiaries.

CORPORATE GOVERNANCE

Committees of the Board of Directors

Our board of directors has established three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee operates pursuant to a charter that has been approved and adopted by our board of directors, each of which are reviewed on an annual basis by the applicable committee and the board of directors. Each committee charter is posted on our website, www.tangotx.com, under the “Governance” subsection of the “Investors” section. The current members of our audit committee are Lesley Ann Calhoun, Kanishka Pothula and Alexis Borisy, and Lesley Ann Calhoun serves as the chairperson of the audit committee. The current members of our compensation committee are Malte Peters, Mace Rothenberg and John Ketchum, and Malte Peters is the chairperson of the compensation committee. The current members of our nominating and corporate governance committee are Mace Rothenberg, Kanishka Pothula and Lesley Ann Calhoun, and Mace Rothenberg is the chairperson of the nominating and corporate governance committee. Our board of directors reviews the membership of each committee on an annual basis in order to make sure that the legal and regulatory requirements related to committee composition are complied with and that the appropriate set of skills and viewpoints are being brought to the deliberations and decisions of each committee.

During 2023, our board of directors held four meetings. During 2023, all of the directors attended at least 75% of the total number of meetings of the board and committees on which they served. Directors are expected to attend our annual meetings of stockholders, all meetings of the board of directors and all meetings of the committees on which they serve. Five of seven members of the board of directors then in office attended the annual meeting of stockholders on June 6, 2023.

Audit Committee

The audit committee currently consists of Lesley Ann Calhoun, Kanishka Pothula and Alexis Borisy. From January to December 14, 2023, the audit committee consisted of Lesley Ann Calhoun, Mace Rothenberg and Alexis Borisy. Our board has determined that each member of our audit committee is independent under Nasdaq listing standards and Rule 10A-3(b)(1) under the Exchange Act. The chairperson of the audit committee is Lesley Ann Calhoun. Our board has determined that Lesley Ann Calhoun is an “audit committee financial expert” within the meaning of SEC regulations. Our board of directors has also determined that each member of the audit committee has the requisite financial expertise required under the applicable requirements of Nasdaq. In arriving at this determination, our board of directors has examined each audit committee member’s scope of experience, familiarity with financial statements and accounting matters through prior exposure at biopharmaceutical companies, and the nature of their employment in the corporate finance sector. The audit committee held four meetings during 2023.

The primary purpose of our audit committee is to discharge the responsibilities of our board of directors with respect to our accounting, financial, and other reporting and internal control practices and to oversee the independent registered accounting firm. Specific responsibilities of our audit committee include:

•
helping our board of directors oversee corporate accounting and financial reporting processes;
•
managing the selection, engagement and qualifications of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•
helping to ensure the independence and performance of the independent registered public accounting firm;
•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•
reviewing policies on financial risk assessment and financial risk management, as well as discussing with management the guidelines and policies that govern the process by which the Company's exposure to risks, including financial, operational, privacy, security, cybersecurity, competition, legal, regulatory, hedging and accounting, is assessed and managed by management;
•
reviewing related party transactions;
•
obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
•
approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.

Compensation Committee

Our compensation committee currently consists of Malte Peters, Mace Rothenberg and John Ketchum. From January to December 14, 2023, the compensation committee consisted of Malte Peters, Mace Rothenberg and Alexis Borisy. Our board has determined that each member of our compensation committee is independent under Nasdaq listing standards and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The chairperson of the compensation committee is Malte Peters. The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. The compensation committee held three meetings during 2023.

Specific responsibilities of our compensation committee include:

•
reviewing and approving, or recommending that our board approve, the compensation of our executive officers and senior management;
•
reviewing and recommending to our board the compensation of our directors;
•
administering our stock and equity incentive plans;
•
selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;
•
reviewing, approving, amending and terminating, or recommending that our board approve, amend or terminate, incentive compensation and equity plans, severance agreements, change in control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate; and
•
reviewing and establishing general policies relating to compensation and benefits of our employees.

Compensation Committee Interlocks and Insider Participation

Dr. Peters, Dr. Rothenberg, Mr. Borisy and Mr. Ketchum served on the compensation committee during the year ended December 31, 2023. None of the members of our compensation committee has at any time been one of our officers or employees or had any relationships with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee currently consists of Mace Rothenberg, Kanishka Pothula, and Lesley Ann Calhoun. During 2023, Aaron Davis and Reid Huber were members of the nominating and corporate governance committee until they resigned from the board of directors in August 2023 and November 2023, respectively. Our board has determined each member is independent under Nasdaq listing standards. The chairperson of the nominating and corporate governance committee is Mace Rothenberg. The nominating and corporate governance committee held two meetings during 2023.

Specific responsibilities of our nominating and corporate governance committee include:

•
identifying, evaluating and selecting, or recommending that our board approve, nominees for election to our board;
•
evaluating the performance of our board and of individual directors;
•
evaluating the adequacy of our corporate governance practices and reporting;
•
overseeing the environmental, social and governance, or ESG, programs and policies, the scope of risk related to such matters, and the potential risks and liabilities related thereto; and
•
developing and making recommendations to our board regarding corporate governance guidelines and matters.

Role of Our Board of Directors in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board does not have a standing risk management committee, but rather administers this oversight function directly through our board as a whole, as well as through various standing committees of our board that address risks inherent in their respective areas of oversight. In particular, our board is responsible for monitoring and assessing strategic risk exposure and our audit committee is responsible for considering and discussing our major risk exposures, including financial, operational, privacy, security, cybersecurity, competition, legal, regulatory, hedging and accounting and the steps that the Company’s management has taken to monitor and control such exposures. Our audit committee also monitors compliance with legal and regulatory requirements. Our compensation committee assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements and whether our compensation program may encourage excessive risk-taking.

Separation of the Roles of Chairman and CEO

We have chosen to separate the roles of Chairman of the board, held by Alexis Borisy, and Chief Executive Officer, held by Barbara Weber. The board believes that separating these roles is the most appropriate structure for Tango.

Code of Ethics

We have adopted a Code of Conduct that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The Code of Conduct is available on our website at https://www.tangotx.com under “Investors – Governance”. Information contained on or accessible through such website is not a part of this proxy statement, and the inclusion of the website address in this proxy statement is an inactive textual reference only.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this Code of Conduct and disclose any amendments to the Code of Conduct by posting such information on our website, at the address and location specified above and, to the extent required by the listing standards of Nasdaq, by filing a Form 8-K with the SEC, disclosing such information.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our executive officers, directors, employees and certain designated consultants and contractors, including short sales of our securities. Our insider trading policy expressly prohibits purchases or sales of puts, calls, or other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership.

Director Nomination Process

In considering candidates for board membership, the nominating and corporate governance committee considers recommendations by: the nominating and corporate governance committee members and other board members; management; our stockholders; third-party search firms; and any other appropriate sources. If a stockholder submits a nominee, the nominating and corporate governance committee will evaluate the qualifications of such stockholder nominee using the same selection criteria the committee uses to evaluate other potential nominees. Our by-laws contain provisions addressing the process by which a stockholder may recommend a person for consideration as a nominee for director at an annual meeting.

Our by-laws provide that stockholders seeking to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s written notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders. In the event that no annual meeting was held during the preceding year or the annual meeting is advanced more than 30 days before, or more than 60 days after such anniversary date, a timely notice must be received not later than the close of business on the later of the 90th day prior to the scheduled date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Our bylaws also specify certain requirements as to the form and content of a stockholders’ notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Pursuant to the terms of its charter, the nominating and corporate governance committee requires the following qualifications to be satisfied by any nominee for a position on the board:

•
High standards of personal and professional ethics and integrity;

•
Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;
•
Skills that are complementary to those of members of the existing board;
•
The ability to assist and support management and make significant contributions to the Company’s success; and
•
An understanding of the fiduciary responsibilities required of a director and a commitment to devote the time and energy necessary to perform those responsibilities.

Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, their ability to contribute positively to the collaborative culture among board members, and their knowledge of our business and understanding of the competitive landscape. When identifying and evaluating nominees for director, the nominating and corporate governance committee considers, among other factors, the character, integrity, judgment, diversity, independence, skills, education, expertise, business acumen, business judgment, length of service, understanding of Tango's business and industry, conflicts of interest and other requirements.

Stockholder Communications with the Board of Directors

Any interested party with concerns about our Company may report such concerns to the board or the chair of our board, by submitting a written communication to the attention of such director at the following address:

Tango Therapeutics, Inc.

201 Brookline Avenue, Suite 901

Boston, MA 02215

A copy of any such written communication may also be forwarded to Tango’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Tango’s legal counsel, with independent advisors, with non-management directors, or with Tango’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Tango regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters or potential violations of the federal securities laws. Tango has also established a toll-free telephone number for the reporting of such activity, which is 1-855-495-2758.

Environmental, Social and Governance Efforts

As we continue to grow and progress as a company, we are committed to increasing our impact on social and environmental issues that affect our stakeholders, which include our future patients, our stockholders, our community and our employees. An area of focus for our board and management is oversight of such ESG efforts across our organization and as a part of our overall strategy as we grow as a company. Our nominating and corporate governance committee has primary oversight over our ESG efforts, as reflected in a recent amendment to the nominating and corporate governance committee charter.

Our goal is to make the world healthier and improve the lives of patients by developing solutions in drug discovery, cancer biology, functional genomics and translational medicine pursuing the bold goal of tackling the genetic complexity of cancer.

GENERAL INFORMATION ABOUT EXECUTIVE OFFICERS

Executive Officers

The table below identifies and sets forth certain information regarding our executive officers as of April 9, 2024. Officer service dates in the table below and elsewhere in this proxy statement reflect, where applicable, the periods such officer commenced employment with Tango prior to the completion of the Business Combination (as described above).

Name	Age	Position	In Current Position Since
Barbara Weber, M.D.	67	President, Chief Executive Officer and Director	March 2017
Daniella Beckman	45	Chief Financial Officer	September 2019
Adam Crystal, M.D., Ph.D.	47	President of Research and Development	February 2023
Douglas Barry	54	Chief Legal Officer, Chief Compliance Officer and Corporate Secretary	August 2021
Julie Carretero	52	Chief Human Resources Officer	March 2024

See the section of this Proxy Statement captioned "Class III Director Nominees for Election for a Three-Year Term Ending at the 2027 Annual Meeting" for Dr. Weber's biography.

Daniella Beckman has served as our Chief Financial Officer since September 2019 and served as our interim Chief Financial Officer from October 2016 to August 2019. Prior to joining Tango, she provided consulting and interim chief financial officer services for early-stage biotechnology companies since November 2015. Previously, Ms. Beckman was the Chief Financial Officer of Idenix Pharmaceuticals, Inc., a biopharmaceutical company, from June 2011 until it was acquired by Merck & Co., Inc., a pharmaceutical company, in August 2014. Ms. Beckman currently serves on the board of directors of Vor Biopharma Inc. (NASDAQ: VOR), a cell therapies company, since July 2020, and on the board of directors of Blueprint Medicines Corporation (NASDAQ: BPMC), a global precision therapy company, since December 2021. Previously, Ms. Beckman served on the board of directors of Translate Bio, Inc., a clinical-stage mRNA therapeutics company, from October 2017 to September 2021, and on the board of 5:01 Acquisition Corp., a special purpose acquisition company, from October 2020 October 2022. Ms. Beckman holds a B.S. in business administration-accounting from Boston University.

Adam Crystal, M.D., Ph.D., has served as our President of Research and Development since February 2023. Prior to joining Tango, Dr. Crystal served as Chief Medical Officer of C4 Therapeutics, Inc., a clinical-stage biopharmaceutical company, from February 2019 to February 2023. From May 2014 to February 2019, Dr. Crystal was a Clinical Program Leader, Senior Director, at Novartis Institutes for BioMedical Research. Dr. Crystal has served as a medical oncologist at Massachusetts General Hospital where he studied resistance mechanisms to targeted therapies. Dr. Crystal trained at Massachusetts General Hospital in internal medicine and then completed fellowship training in medical oncology at the Massachusetts General Hospital Cancer Center and the Dana Farber Cancer Institute in 2013. Dr. Crystal holds an M.D. and a Ph.D. in Neuroscience from the University of Pennsylvania School of Medicine.

Douglas Barry has served as our Chief Legal Officer since January 2024 and as Chief Compliance Officer and Corporate Secretary since August 2021. From August 2021 to January 2024, Mr. Barry served as our General Counsel. Mr. Barry has been practicing law for over 20 years, and joined Tango from Alexion Pharmaceuticals, Inc., a biopharmaceutical company that develops and commercializes therapies that serve patients affected by certain rare diseases, where he served as Vice President of Corporate Law from May 2018 to July 2021. Prior to Alexion, he was Associate General Counsel at Alere Inc., a manufacturer and seller of point-of-care diagnostic equipment, from 2015 to 2018 (Alere was acquired by Abbott Laboratories in 2018). Earlier in his career, Mr. Barry spent 10 years as an attorney in the corporate department at Wilmer Cutler Pickering Hale and Dorr LLP. Mr. Barry has a B.A. degree in Political Science from Hobart College, a Master’s degree from University of Virginia in International Relations and a juris doctor from Northwestern University School of Law.

Julie Carretero has served as our Chief Human Resources Officer since March 2024. From September 2020 to March 2023, Ms. Carretero served as the Chief People Officer at Evelo Biosciences, Inc., a clinical stage biotechnology company developing oral biologics. From November 2018 to September 2020, Ms. Carretero was the Chief Human Resources Officer at FXI Corporation, a leading provider of comfort solutions. Prior to joining FXI Corporation, Ms. Carretero held a number of human resource positions, including Novartis Pharmaceuticals Corporation, a pharmaceutical company, from 2016 to 2018, most recently as the Human Resources Business Partner Lead in the Cardiovascular Business Unit. Ms. Carretero brings more than 25 years of human resources and business experience, having led large enterprise transformations as well as building commercial organizations. Ms. Carretero has a B.A. from William Smith College.

EXECUTIVE COMPENSATION

Historically, our executive compensation program has reflected our growth and development-oriented corporate culture. To date, the compensation of our Chief Executive Officer and President and our other executive officers identified in the Summary Compensation Table below, who we refer to as the named executive officers, has primarily consisted of: base salary, annual cash bonuses and long-term incentive compensation in the form of stock options to purchase shares of our common stock and restricted stock units, or RSUs. Our named executive officers who are full-time employees, like all other full-time employees, are eligible to participate in our retirement and health and welfare benefit plans. We evaluate our compensation values and philosophy and compensation plans and arrangements as circumstances merit and review executive compensation annually with input from an independent compensation consultant. As part of this review process, the board of directors and the compensation committee apply our values and philosophy, while considering the compensation levels needed to ensure our executive compensation program remains competitive with our peers. In connection with our executive compensation program, we also review whether we are meeting our retention objectives and the potential cost of replacing a key employee.

We have assembled a team of highly experienced senior leaders and oncology drug developers who combine a flexible and adaptive approach to drug development that follows cutting-edge science with the proven expertise of large pharmaceutical company drug discovery and development. The management team and the employees at Tango are what, we believe, will be the ultimate differentiator that sets us apart from the competition as we move our products toward the market. This is based on our innovative approach to target drug-discovery using synthetic lethality and our innovative capabilities and expertise in drug discovery, research and drug development. We made meaningful progress in developing our clinical programs in 2023 and, these advancements were the result of our recruitment and compensation programs, which were designed to allow us to hire and maintain a leading clinical operations team, that included the addition of Dr. Adam Crystal as our President, Research and Development in February 2023.

Building a management team to provide structure and direction will require retaining talent with proven leadership and results, extensive technical expertise, broad experience in building and constructing a drug research and development and commercialization organization, all the while establishing the broader vision of improving care and therapeutic options for cancer patients. Attracting, recruiting and retaining talent who have the requisite skill set, background and track record to lead and manage a growing business in a competitive environment is one of the primary goals of our compensation program.

Corporate Developments

During 2023, we made meaningful advancements in our clinical programs and achieved each of the 2023 development goals. In addition, we added a key member to our management team, Dr. Adam Crystal, managed our cash position, which will allow us to advance our four ongoing clinical trials through proof-of-concept data, and continued to identify and pursue novel synthetic lethal targets. The following are some of the highlights from 2023:

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TNG908 (PRMT5 inhibitor and lead program) – In May 2023, we disclosed initial pharmacodynamic (PD) data from the ongoing TNG908 Phase 1/2 study, which provided the first clinical proof-of-mechanism of MTA-cooperative PRMT5 inhibition, demonstrated by marked reduction of SDMA staining in MTAP-deleted cancer cells versus normal tissue. Pre-treatment and on-treatment biopsies demonstrated dose-dependent decreases in tumor SDMA staining with minimal or no decrease in normal tissue. The selective inhibition of PRMT5 in MTAP-deleted cancer cells is essential to enable the therapeutic index needed for efficacy. Patients are actively being enrolled in the dose escalation portion of the Phase 1/2 clinical trial, including those with glioblastoma, or GBM, and to date, the safety, tolerability and pharmacokinetics (PK) profiles of TNG908 are favorable. Clinical data from the ongoing trial are expected in 2024.
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TNG462 (next generation PRMT5 inhibitor) – In the first quarter of 2023, the FDA cleared the IND for the Phase 1/2 trial and granted Fast Track designation to TNG462. In July 2023, we announced the first patient in the Phase 1/2 clinical trial was dosed. Patients are actively being enrolled in the dose escalation portion of the trial and to date, the preliminary safety, tolerability and pharmacokinetics profiles of TNG462 are favorable.
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TNG260 (CoREST complex inhibitor) – The FDA cleared the IND for TNG260 in first quarter of 2023. We announced that the first patient in the Phase 1/2 clinical trial was dosed in July 2023. Patients are actively being enrolled in the dose escalation portion of the trial and, to date, the preliminary safety, tolerability and pharmacokinetics profiles of TNG260 are favorable. We believe that TNG260 could be among the first oncology molecules to leverage the benefits of genetically-based patient selection (STK11-mutation) with checkpoint inhibitor therapy.

•
TNG348 (USP1 inhibitor) – The FDA cleared the TNG348 IND in the third quarter of 2023 and we announced that the first patient in the Phase 1/2 clinical trial was dosed in January 2024. Patients are actively being enrolled in the dose escalation portion of the trial.
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Addition of Dr. Adam Crystal – We strengthened our management team with the addition of an experienced pharmaceutical company executive in Dr. Crystal in February 2023. Dr. Crystal brings expertise in pharmaceutical development that will further our efforts to efficiently and effectively manage our current and future clinical trial programs.
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Cash Position – We strengthened our cash position in August 2023 with an $80 million private placement financing and in January 2024 with $41.7 million in net proceeds from our "at-the-market" stock offering program. Through disciplined use of our cash resources and proceeds from these equity investments, we believe we can fund operations at least into late 2026, including funding all clinical programs through proof-of-concept.

Compensation Philosophy

Our compensation philosophy is designed to support our goal of building a world-class research and development organization with deep experience and understanding in synthetic lethality in order to identify novel targets and develop new drugs directed at tumor suppressor gene loss in defined patient populations with high unmet medical need. Attracting and retaining executives and employees that position Tango to meet these objectives was of increasing importance in 2023 as the size of the employee base increased, the Company's operations became more sophisticated and the clinical programs advanced. We believe the work accomplished in 2023 positions us to, among other advancements, report clinical data from our lead PRMT5 inhibitor, TNG908, in 2024. By building a talented and motivated organization around extraordinary leaders, we believe we can advance our product candidates closer to regulatory approval, grow our pipeline and, ultimately, drive long-term and sustainable stockholder value creation. Tango's compensation programs are designed by our compensation committee and our board of directors around the following imperatives:

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Attract, Retain and Incentivize: We are committed to attracting and retaining industry-leading talented individuals and designing our compensation programs to incentivize our employees to achieve rigorous corporate and individual objectives that are important to our long-term business and success.
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Performance-based compensation pay-outs: Rewarding performance is the keystone of our total compensation program. In our annual bonus program, performance is measured by research and development advances, operational and strategic metrics and individual contributions. The amount actually earned is scaled with the achievement of these performance metrics.
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Compensation structure competitive with peers: We believe that compensation paid by our peer companies matters when we determine overall compensation. We evaluate the practices of our peers to validate that we are competitive with other companies with whom we compete for talent.
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Balanced combination of compensation components: We strive for an appropriate balance between cash and equity incentives. The rationale being that annual cash incentive motivates individuals to successfully execute on short-term financial and strategic objectives and equity incentives focus executives on the long-term success of the organization and align the interests of our executives with those of our stockholders.

Compensation Practices

The board of directors and compensation committee recognize that implementing best practices with respect to compensation is important to achieving the goals of operating ethically, transparently and with the aim of achieving long-term stockholder value. Therefore, the following are important aspects of our compensation processes, decisions and programs:

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Independent Compensation Committee. Our compensation committee consists solely of independent directors and they meet in executive session as needed.
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Independent Compensation Advisor. Our compensation committee engages Pearl Meyer & Partners, LLC, or Pearl Meyer, its own independent compensation advisor, to provide information and peer group analysis related to annual executive compensation decisions and other advice on executive compensation.
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Pay-for-Performance Guides the Compensation Philosophy. A significant portion of executive officer compensation is linked to corporate performance and executive compensation includes a significant long-term equity component, thereby making a substantial portion of each executive officer’s total compensation at risk and dependent upon our performance and stock price. This incentive structure motivates our executives to take actions that are designed to improve overall Company value and thereby act in the best interests of our common stockholders.
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No Single Trigger Payments on Change in Control. Change in control payments to our executive officers occur only upon a qualifying termination of employment within a set period of time, not automatically upon a change in control.
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No Tax Gross-Ups. We do not provide for tax gross-ups on equity awards or "golden parachute" payments.
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Compensation Clawback. The compensation committee has adopted a compensation recovery policy, in compliance with the SEC and Nasdaq listing rules, that requires that, in the event we restate our financial statements due to material noncompliance with any financial reporting requirement, we will recover any incentive-based compensation received in the three years prior to the date that we are required to restate our financial statements that was based upon the attainment of a financial reporting measure and that was received by any current or former executive officer.

Named Executive Officer Compensation

The following table shows the total compensation awarded to, earned by, or paid to (1) our principal executive officer, (2) our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2023 and were serving as executive officers as of such date during the years indicated and (3) one additional individual who served as an executive officer during the year, but was not serving as an executive officer at year-end, and whose compensation exceeded one of our two most highly compensated executive officers serving as of December 31, 2023

Our named executive officers, or NEOs, for 2023 are:

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Barbara Weber, M.D., our President and Chief Executive Officer;
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Daniella Beckman, our Chief Financial Officer;
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Adam Crystal, M.D., Ph.D., our President of Research and Development; and
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Alan Huang, our former Chief Scientific Officer.

In August 2023, Dr. Huang, notified the Company that he intended to transition out of his role as Chief Scientific Officer. For the period from August 7, 2023 to October 6, 2023, Dr. Huang continued to serve in his capacity as the Company's Chief Scientific Officer, and dedicated 60% of his working time to his duties as the Company's Chief Scientific Officer. On October 7, 2023, Dr. Huang's employment with the Company concluded and he transitioned to being a consultant, a position he continues to hold.

2023 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)(2)	Stock Awards ($)(3)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(4)		All Other Compensation ($)		Total ($)
Barbara Weber, M.D.(5)	2023	625,997		—	465,634		1,885,613		396,576		17,238	(6)	3,391,059
President, Chief Executive Officer and Director	2022	575,000		—	—		3,740,625		363,688		2,474		4,681,787
Daniella Beckman	2023	441,777		—	170,778		691,570		209,999		8,620	(7)	1,522,744
Chief Financial Officer	2022	425,100		—	—		897,750		191,614		2,415		1,516,879
Adam Crystal, M.D., Ph.D.(8)	2023	454,808		275,000	422,500		1,710,930		242,787		4,621	(9)	3,110,646
President of Research and Development
Alan Huang, Ph.D.(10)	2023	350,615	(11)	—	197,787	(12)	807,012	(12)	330,042	(13)	85,449	(14)	1,770,905
Former Chief Scientific Officer	2022	425,385		—	—		1,197,000		193,550		2,966		1,818,901

(1) Salary amount represents actual amounts paid during years noted. See “— Narrative to the Summary Compensation Table — Base Salaries” below for additional information.

(2) The amount reported for Dr. Crystal represents a one-time sign-on bonus paid to Dr. Crystal in 2023 pursuant to the terms of his employment agreement with the Company, which sign-on bonus was subject to repayment by Dr. Crystal had he voluntarily left Tango prior to February 27, 2024.

(3) In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards and RSU awards granted during fiscal years 2023 and 2022 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, disregarding the effect of estimated forfeitures related to service-based vesting. See Note 2 and Note 11 to our audited financial statements contained in our Annual Report on Form 10-K filed with the SEC on March 18, 2024 for a discussion of assumptions made in determining the aggregate grant date fair value of stock option awards. These amounts do not reflect the actual economic value that may be realized by the named executive officer upon the vesting or exercise of the stock options or the sale of the common stock underlying such stock options or the vesting of RSUs and the sale of the shares received upon the vesting of the RSUs.

(4) Reflects performance-based annual cash bonuses awarded to our named executive officers. See “— Non-Equity Incentive Plan Compensation” below for a description of the material terms of the program pursuant to which this compensation was earned.

(5) Dr. Weber also serves as a member of our board of directors but does not receive any additional compensation for her service as a director.

(6) The amount reported includes $13,200 of matching contributions made under our 401(k) plan, $2,100 of commuter benefits and $1,300 of expenses for phone services that the Company paid for on behalf of Dr. Weber.

(7) The amount reported includes $4,788 of matching contributions made under our 401(k) plan, $2,100 of commuter benefits and $1,300 of expenses for phone services that the Company paid for on behalf of Ms. Beckman.

(8) Dr. Crystal’s employment with Tango began on February 27, 2023. His base salary and bonus were prorated to reflect his partial year of employment from February 27, 2023 through December 31, 2023.

(9) The amount reported includes $1,777 of matching contributions made under our 401(k) plan, $1,750 of commuter benefits and $1,050 of expenses for phone services that the Company paid for on behalf of Dr. Crystal.

(10) Dr. Huang ended his service as Chief Scientific Officer with the Company on October 6, 2023 and, at such time transitioned into a consultant role with the Company.

(11) For the period from August 7, 2023 to October 6, 2023, Dr. Huang's base salary was reduced to 60% of his original base salary to reflect the reduced time dedicated to his duties as Chief Scientific Officer. Dr. Huang did not receive any base salary after October 6, 2023.

(12) The grant date fair values for Dr. Huang for 2023 include the incremental value of stock option and RSU awards that were modified in connection with his transition from employee to consultant to provide for continued vesting as described in more detail below.

(13) In connection with his transition from Chief Scientific Officer to consultant, Dr. Huang was paid his pro-rated 2023 cash bonus (through October 6, 2023) at target. The amount also includes the 2022 cash bonus that was earned in 2022 and paid to Dr. Huang in 2023.

(14) The amounts reported includes $48,000 in consulting fees for consulting services provided in 2023 after Dr. Huang’s employment ended, $34,244 of accrued but unused vacation time paid to Dr. Huang in connection with his termination of employment, $1,575 of commuter benefits and $1,000 of expenses for phone services that the Company paid for on behalf of Dr. Huang.

Narrative to the Summary Compensation Table

Our compensation committee and our board of directors reviewed 2023 compensation for all employees, including our named executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, the compensation committee considered compensation for comparable positions in the market, historical compensation level of our executives, individual performance as compared to our expectations and objectives, our desire to motivate employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to value creation for our Company.

When setting named executive officer compensation, the compensation committee targets a general competitive position, based on independent third-party benchmark analytics to inform the mix of compensation of base salary, bonus and long-term incentives. While the benchmark data informs the compensation committee's executive compensation decision-making, it does not set compensation at a given percentile relative to the peer group and market data as the compensation committee recognizes that there are individual factors, such as experience, contribution, increased responsibilities, among other factors, that are important in setting compensation.

Compensation Approval Process

Our compensation committee is primarily responsible for determining the compensation for all of our executive officers. Our compensation committee reviews and discusses management’s proposed compensation with our Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, taking into account the factors noted above, the compensation committee then sets the compensation for each executive officer other than the Chief Executive Officer and recommends the compensation for the Chief Executive Officer to our board of directors for approval. Our board of directors discusses the compensation committee’s recommendation and ultimately approves the compensation of our Chief Executive Officer without the Chief Executive Officer present. Our compensation committee has the authority to engage the services of a consulting firm or other outside advisors to assist it in designing our executive compensation programs and in making compensation decisions. During 2023, the compensation committee continued to retain the services of Pearl Meyer as external compensation consultant to advise on executive compensation matters, including our overall compensation program design and collection of market data to inform our compensation programs for our executive officers and members of our board of directors. Pearl Meyer reports directly to our compensation committee. As part of the annual compensation review process, our compensation committee assessed Pearl Meyer's independence (consistent with Nasdaq listing standards) and concluded that the engagement of such consultant did not raise any conflicts of interest.

Base Salaries

The annual base salaries of our named executive officers are determined, approved and reviewed periodically by our compensation committee (and our board of directors for the Chief Executive Officer) in order to compensate our named executive officers for their performance of duties to our Company. Annual base salaries are intended to provide a fixed component of compensation to our named executive officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries for our named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent. The table below sets forth the named executive officers’ base salaries for 2022 and 2023:

Name	2022 Base Salary ($)	2023 Base Salary ($)
Barbara Weber, M.D.	575,000	627,000
Daniella Beckman	425,100	442,100
Adam Crystal, M.D., Ph.D.	—	550,000
Alan Huang, Ph.D.	425,385	489,193

The compensation committee, in setting base salary compensation for the named executive officers (and all Company employees), implemented a minimum increase to base salaries of 4% which, based on regional market data, reflect an increase in the cost-of-living. This was done to ensure that employees had salaries that allowed them to maintain their purchasing power and to remain competitive with the companies with which we compete for talent.

Dr. Weber's base salary was increased in 2023 by an additional 5%. The compensation committee and the board of directors noted that the Chief Executive Officer's base salary was significantly below the base salary for chief executive officers in the Company's peer group, with Dr. Weber's base salary below the 25th percentile. The increase in Dr. Weber's base salary aligned her base salary with the median chief executive officer base salary at our peer group companies. As noted above, the compensation committee compensation philosophy is to pay the executive officers a base salary that is competitive with the companies that we compete with for talent, and this increase was designed to, among other things, meet that compensation objective. Further, the Company was in the process of moving four compounds into the clinic and, given the growth of the Company's operations, clinical operations in particular, the compensation committee and board of directors determined her base salary should reflect her management of a larger and more sophisticated corporate operation.

Ms. Beckman's base salary was increased in 2023 by 4% to reflect the increase in the cost-of-living. This base salary was consistent with the 50th percentile of the peer group and other market data.

Dr. Crystal joined the Company in February 2023 and his 2023 compensation was established by negotiation with Dr. Crystal and was not part of the 2023 annual compensation-setting process. In accordance with the Company's policy, Dr. Crystal's compensation package for 2023 was approved by the compensation committee and the committee considered a number of factors in setting Dr. Crystal's base salary, including his background, education as a medical doctor and holding a Ph.D., his board certification as a medical oncologist and industry experience in operating clinical trials and managing early-stage drug development. The compensation committee also referenced the market data provided by Pearl Meyer.

Dr. Huang's base salary was increased by an additional 11% in 2023. Dr. Huang's 2022 base salary was significantly below the median for the Chief Scientific Officers in the Company's peer group and the increase was based in part on market data. The increase also reflected that Dr. Huang had made, and was expected to continue to make, significant contributions to the Company's research operations, the product pipeline and the management of the Company's research department.

Non-Equity Incentive Plan Compensation

Our annual cash bonus program is intended to recognize and reward employees for achieving established objectives that are linked to the Company’s growth and success, with the goal of incentivizing our executives to take steps to meet our short-term financial and strategic objectives, thereby establishing the foundation for increasing the Company's intrinsic long-term value. The program rewards performance based on corporate and individual accomplishments. The compensation committee and the board endeavor to deliver a meaningful portion of total target cash compensation in the form of performance-based annual cash incentives. The board and the compensation committee believe that doing so is critical because the opportunity for a meaningful cash award will, together with strong management and accountability, drive executives to individually and collectively achieve and exceed our annual objectives. This approach supports the compensation committee's goal of linking a substantial portion of overall compensation to the Company and the individual performance during the one year period.

The board of directors established bonus metrics that the compensation committee utilized in connection with the 2023 annual cash bonus program. The board of directors sets goals at the start of each performance year, in consultation with the compensation committee, and then the board tracks actual performance against these goals at each board meeting with a final assessment at the end of the annual performance year. Our Company performance goals are consistent throughout the organization to ensure there is full alignment and clarity on the critical goals for Tango.

The 2023 annual cash bonus program provided for formula-based incentive payments based upon the achievement of certain corporate and individual performance goals and objectives approved by our compensation committee and board of directors. These targets were established in early 2023 and communicated to the executives (and remained unchanged during the year). Bonuses are targeted at a percentage of the executive officer’s base salary, and are paid out in the first quarter of the following year. In 2023, the board of directors (and the compensation committee) determined that it would maintain the bonus target for Dr. Weber, Dr. Huang and Ms. Beckman consistent for 2022. Dr. Crystal's bonus percentage, approved in connection with his hiring by the Company, was set at 45%. The table below sets forth the named executive officers’ target annual cash bonus percentages for 2022 and 2023:

Name	2022 Bonus Target (%)	2023 Bonus Target (%)
Barbara Weber, M.D.	55%	55%
Daniella Beckman	40%	40%
Adam Crystal, M.D., Ph.D.	—%	45%
Alan Huang, Ph.D.	40%	40%

The corporate component of the 2023 annual cash bonus program consisted of five separate metrics that were weighted as follows:

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Target Discovery - weighted 10%. This target was designed to encourage our employees to identify validated novel targets to establish an enhanced and sustainable product pipeline that is designed to serve as the foundation for future clinical stage assets and growth opportunities for the Company.
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Drug Discovery - weighted 20%. This target was established to incentivize our employees to continue to advance our identified programs into advanced drug discovery phases.
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Clinical Development - weighted 50%. Given the importance of the clinical trial program to the Company's overall success and its long-term intrinsic value, drug development was the factor with the highest weighting as determined by the board of directors. This target was designed to meet our goals of: providing an update on our Phase 1/2 TNG908 clinical trial, receiving FDA clearance for two INDs (for TNG260 and TNG348), and dosing the first patients in both the TNG260 and TNG462 clinical trials.
•
Corporate Strategy - weighted 10%. This target was established to incentivize our employees to continue to generate scientific publications and disclosures that highlight the strength of our science, our discovery platform and our programs, as well as to meet budgetary and other important cash-based goals that are designed to allow for continued development of our product pipeline in the future.
•
People - weighted 10%. This target was designed to reward results with respect to: (i) engagement survey results conducted with our associates, (ii) building out critical functions of our organization as we advanced our clinical trials and (iii) limiting employee turnover in a competitive environment for talent.

In consultation with the board of directors, the compensation committee determined that the overall achievement of the corporate performance metrics for the 2023 annual cash bonus program was 115% of target for all employees, including the named executive officers. The following provides an analysis of the components that were utilized in determining the 115% of target payout:

Target Discovery - the goal was achieved at 110% of the target due to the advances in understanding the biological mechanism and impact of clinical stage assets, as well as the number and timing of target screens being performed by the target discovery team.

Drug Discovery - the goal was achieved at 105% of the target as a result of the selection of a development candidate, the advancement of several targets, and identification and screening of multiple novel targets using the Company's compound library.

Clinical Development - the goal was achieved at 120% of the target due to three INDs being cleared by the FDA and the dosing of the first patients in the Phase 1/2 clinical trials for TNG462, TNG260 and TNG348. Specifically, the clinical development target for the TNG260 program was achieved well ahead of the timing set by the board of directors. Finally, in May 2023, we released initial pharmacodynamic (PD) data from the ongoing TNG908 dose escalation study that provided proof-of-mechanism of MTA-cooperative PRMT5 inhibition, demonstrated by marked reduction of SDMA staining in MTAP-deleted cancer cells versus normal tissue.

Corporate Strategy- the goal was achieved at 120% of the target primarily because the Company exercised significant fiscal discipline in managing its overall expenses and capital spending (while obtaining three IND clearances by the FDA and operating four clinical trials by end of year), raised $80.0 million in a private equity offering in August 2023, received a $5.0 million license payment under the Gilead collaboration agreement and significantly exceeded our scientific publication goals.

People - the goal was achieved at 105% of the target due to the growth in the Company's headcount in certain important functional areas, including hiring Dr. Crystal as President of Research and Development in February 2023 and Drew Sansone as Chief Regulatory Officer in December 2023 and multiple key clinical operations hires that have supported the conduct of four clinical trials. In addition, our employee turnover rate remained well below market standards and the metric established by the board of directors.

As a result of this performance, which exceeded each of the objective goals set for 2023, the bonus payout was approved at 115% of target. The following table reflects the target bonus as a percentage of base salary, the cash bonus payment at target and the actual bonus payout based on the success Tango achieved in 2023.

Name	2023 Bonus Target (%)	2023 Bonus Target ($)	Actual 2023 Bonus ($)
Barbara Weber, M.D.	55%	344,850	396,576
Daniella Beckman	40%	176,840	209,999
Adam Crystal, M.D., Ph.D.	45%	247,500	242,787	(1)
Alan Huang, Ph.D.	40%	195,677	136,492	(2)

(1) Dr. Crystal’s 2023 bonus was prorated to reflect his partial year of employment from February 27, 2023 through December 31, 2023.

(2) Dr. Huang's employment with the Company ended on October 6, 2023 and, in connection with his transition from Chief Scientific Officer to consultant, Dr. Huang was paid his pro-rated 2023 cash bonus (through October 6, 2023) at target.

All final bonus payments to our named executive officers are determined by our compensation committee (with the exception of the Chief Executive Officer, whose final bonus payment is determined by the board of directors), which, in each case, retains full discretion to adjust individual actual bonus awards based on the achievement of corporate and individual performance objectives, and may also adjust bonus awards based on other factors in their discretion. The compensation committee allocated 75% of the aggregate 2023 bonus payment to the corporate performance metrics and 25% to individual performance for named executive officers other than the Chief Executive Officer, whose final bonus payment is 100% allocated to corporate performance and does not have an individual performance allocation. The board of directors determined that since Dr. Weber is responsible for corporate performance, the full amount of her cash bonus payment should be determined by reference to corporate performance relative to the metrics set by the board of directors, and not take into account any individual performance metrics. Individual performance objectives used for the other named executive officers are generally related to such named executive officer’s performance in his or her area of responsibility and his or her contributions to Tango. Following the review of the 2023 individual performance by Ms. Beckman and Dr. Crystal, the compensation committee determined that these named executive officers met their combined performance metrics (i.e. corporate and individual metrics together) at 118% and 115%, respectively.

Equity Incentive Compensation

Our equity incentive awards granted to our named executive officers are designed to align their interests with those of our stockholders.

We have historically used stock options as our primary form of long-term incentive compensation awards to our executive officers because stock options allow our executive officers to profit from this form of equity compensation only if our stock price increases relative to the stock option’s exercise price, which exercise price is set at the fair market value of our common shares on the date of grant. In 2023, for the first time, the compensation committee added RSUs as a component of the long-term equity incentive package, in addition to stock options. The compensation committee determined that RSUs would be a valuable component of the overall compensation package for a number of reasons, including: (i) the use of RSUs as a part of equity compensation was being adopted by peer companies, and the inclusion of such awards allows for the retention of key talent as competition for talent increases, (ii) RSUs can provide value to executives and employees in a volatile market, and (iii) we can grant fewer RSUs than shares underlying options at an equivalent grant date fair value, which minimizes the dilution to our existing stockholders. For 2023, the compensation committee determined to grant one RSU for every two shares of stock subject to a stock option award (a 2:1 ratio).

Along with the 2023 cash bonus program, stock options and RSUs are a critical component of the variable portion of overall compensation that is designed to reward executive officer performance. Stock options encourage our executives to focus on those corporate actions that drive increases in long-term value as reflected in our stock price. Further, the four-year vesting schedule encourages executives to remain employed by the Company for an extended period. As noted above, the use of RSUs, which accounted for a minority of the total annual equity package, granted to each of our executives and employees in 2023, incentivizes a focus on long-term value and stockholder interests even when market conditions may cause stock prices to decrease and also furthers our objectives of retaining and motivating employees in a competitive market.

We grant equity awards at such times as our board of directors or compensation committee determines appropriate. The Company's equity incentive program is reviewed on an annual basis by our compensation committee (usually in November or December of the year preceding the year in which grants are made) to analyze and confirm that the equity component of the compensation program is achieving its objectives to motivate and reward long-term performance. Our compensation committee reviews and determines the appropriate equity awards to be used that align with our business needs, our pay-for-performance philosophy and the practices of our peer group. The actual award or awards granted to each executive officer differ based on criticality and impact of the job on the Company, individual performance results, potential future expected contributions, skills, market competitiveness and other factors that the compensation committee determines necessary in order to advance the goals of our compensation philosophy.

Our executives generally are awarded an initial equity grant in connection with their commencement of employment with us. Additional grants may be made periodically in order to specifically incentivize executives with respect to achieving corporate goals or to reward certain performance. Our stock options typically vest as to 25% of the underlying shares on the first anniversary of the vesting commencement date and in 36 equal monthly installments over the following three years, subject to the holder’s continued employment with us. All options are granted with an exercise price that is no less than the fair market value of our common stock on the date of such grant of such award. Our RSUs typically vest in three equal annual installments, subject to the holder’s continued employment with the Company. From time to time, the board of directors or compensation committee may also use alternative vesting schedules as it determines are appropriate to motivate particular employees.

The table below sets forth the equity awards granted to our named executive officers in 2023:

Name	Number of Shares Underlying Stock Options Granted in 2023	Number of Shares Underlying Stock Awards Granted in 2023
Barbara Weber, M.D.	537,273	89,545
Daniella Beckman	197,051	32,842
Adam Crystal, M.D., Ph.D.	487,500	81,250
Alan Huang, Ph.D.	190,181	31,697

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table presents information regarding all outstanding equity awards held by each of our named executive officers as of December 31, 2023.

				Option Awards					Stock Awards
Name	Grant Date		Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Barbara Weber, M.D.	1/24/2019		1/1/2019	219,151	—	(4)	1.53	1/23/2029	—		—
	1/30/2020		1/1/2020	214,584	4,566	(4)	1.65	1/29/2030	—		—
	1/28/2021		1/1/2021	936,290	347,775	(4)	3.50	1/27/2031	—		—
	8/12/2021		8/12/2021	560,819	400,585	(4)	9.56	8/11/2031	—		—
	2/1/2022		1/1/2022	299,479	325,521	(4)	9.22	1/31/2032	—		—
	3/1/2023		1/1/2023	—	537,273	(4)	5.20	2/28/2033	89,545	(7)	886,496
Daniella Beckman	10/18/2019		9/10/2019	165,433	—	(5)	1.53	10/17/2029	—		—
	1/30/2020		11/1/2019	55,201	—	(5)	1.65	1/29/2030	—		—
	10/1/2020		7/1/2020	58,172	9,936	(5)	3.21	9/30/2030	—		—
	1/28/2021		1/1/2021	64,276	23,875	(4)	3.50	1/27/2031	—		—
	8/12/2021		8/12/2021	221,949	158,536	(4)	9.56	8/11/2031	—		—
	2/1/2022		1/1/2022	71,875	78,125	(4)	9.22	1/31/2032	—		—
	3/1/2023		1/1/2023	—	197,051	(4)	5.20	2/28/2033	32,842	(7)	325,136
Adam Crystal, M.D., Ph.D.	3/1/2023	(6)	2/27/2023	—	487,500	(4)	5.20	2/28/2033	81,250	(7)	804,375
Alan Huang, Ph.D.	4/12/2018		1/1/2018	84,925	—	(5)	1.38	4/11/2028	—		—
	4/12/2018		4/1/2018	110,402	—	(5)	1.38	4/11/2028	—		—
	1/24/2019		1/1/2019	67,939	—	(4)	1.53	1/23/2029	—		—
	1/30/2020		1/1/2020	66,523	1,416	(4)	1.65	1/29/2030	—		—
	1/28/2021		1/1/2021	118,882	44,172	(4)	3.50	1/27/2031	—		—
	8/12/2021		8/12/2021	90,591	14,154	(4)	9.56	8/11/2031	—		—
	2/1/2022		1/1/2022	89,167	20,833	(4)	9.22	1/31/2032	—		—
	3/1/2023		1/1/2023	—	38,036	(4)	5.20	2/28/2033	6,339	(7)	62,756

(1) Each stock option granted prior to the closing of the Business Combination in August 2021 was granted under our 2017 Stock Option and Grant Plan, or the 2017 Plan. Each stock option and RSU award granted after the closing of the Business Combination was granted pursuant to our 2021 Stock Option and Incentive Plan, or 2021 Plan, unless otherwise noted.

(2) All of the option awards listed in the table were granted with an exercise price per share that is no less than the fair market value of our common stock on the date of grant of such award. For information regarding the valuation of equity awards, see Note 2 and Note 11 to our audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC on March 18, 2024 for a discussion of assumptions made in determining the aggregate grant date fair value of stock option awards. The amounts presented do not correspond to the actual value that may be recognized by the named executive officer upon vesting or exercise of the stock options or the sale of the shares of common stock underlying such stock options.

(3) The market value of the RSU awards is based on the closing price of $9.90 per share of the Company’s common stock on December 29, 2023, the last trading day of the year, as reported on the Nasdaq Global Market.

(4) These stock options vest as follows: 25% of the shares vest on the first anniversary of the vesting commencement date and the remaining 75% of the shares vest in 36 equal monthly installments thereafter, subject to continued employment (or, in the case of Dr. Huang, service) with the Company through the applicable vesting date.

(5) These stock options vest in equal monthly installments over 48 months following the vesting commencement date, subject to continued employment (or, in the case of Dr. Huang, service) with the Company through the applicable vesting date.

(6) These stock options and RSUs were granted pursuant to our 2023 Inducement Plan.

(7) These RSUs vest in equal annual installments over three years on each of February 5, 2024, February 3, 2025 and February 2, 2026, subject to the named executive officer's continued employment (or, in the case of Dr. Huang, service) with the Company through the applicable vesting date.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2023 regarding shares of common stock that may be issued under our equity compensation plans, consisting of our 2023 Inducement Plan (as described below), our 2021 Plan, our 2021 Employee Stock

Purchase Plan, or the ESPP, and our 2017 Plan. As of December 31, 2023, other than the 2023 Inducement Plan, we did not have any non-stockholder approved equity compensation plans. The compensation committee adopted the 2023 Inducement Plan in March 2023, under which we reserved an aggregate of 3,000,000 shares of common stock, to be used exclusively for the grant of equity awards to individuals as an inducement material to such individual's entering into employment with the Company pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(#)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column 1)(#)
Equity compensation plans approved by stockholders(2)	16,748,724	(3)	6.25	8,606,657	(5)
Equity compensation plans not approved by security holders	743,750	(4)	5.20	2,256,250	(6)
Total	17,492,474		11.45	10,862,907

(1) The calculation does not take into account shares of common stock subject to outstanding RSUs, which do not have an associated exercise price

(2) This number includes 11,245,938 shares of our common stock subject to outstanding options granted under our 2021 Plan, 4,851,522 shares of our common stock subject to outstanding options granted under our 2017 Plan and 637,500 shares of common stock subject to outstanding options granted under the 2023 Inducement Plan. The 2021 Plan provides that the number of shares reserved and available for issuance under the 2021 Plan will automatically increase each January 1 by 5% of the outstanding number of shares of common stock on the immediately preceding December 31, or such lesser amount as determined by the administrator of the 2021 Plan. This limit is subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock split, stock dividend, reverse stock split or other similar change in the Company's capitalization. The ESPP provides that the number of shares reserved and available for issuance under the ESPP will automatically increase each January 1 by the least of (i) 1% of the outstanding number of shares of common stock on the immediately preceding December 31, (ii) 949,873 shares of common stock or (iii) such lesser amount as determined by the administrator of the ESPP. This limit is subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock split, stock dividend, reverse stock split or other similar change in the Company's capitalization.

(3) Includes 15,991,210 shares of common stock issuable upon the exercise of outstanding stock options and 757,514 unvested RSUs.

(4) Includes 637,500 shares of common stock issuable upon the exercise of outstanding stock options and 106,250 unvested RSUs.

(5) Includes 6,305,845 shares available for grant under the 2021 Plan, 2,300,812 shares available under the 2021 ESPP and zero shares available for grant under the 2017 Plan.

(6) Includes 2,256,250 shares of common stock available under the 2023 Inducement Plan.

Executive Compensation Arrangements

Effective upon the closing of the Business Combination in 2021, we entered into an employment agreement with each of Dr. Weber, Ms. Beckman and Dr. Huang that provide for specified payments and benefits in connection with a termination of employment in certain circumstances. Dr. Crystal entered into an employment agreement in connection with the commencement of his employment in February 2023 that also provides for specified payments and benefits in connection with a termination of employment in certain circumstances. Our goal in providing these severance and change in control payments and benefits is to offer sufficient cash continuity protection such that the named executive officers will focus their full time and attention on the requirements of the business rather than the potential implications for their respective positions. We prefer to have certainty regarding the potential severance amounts payable to the named executive officers, rather than negotiating severance at the time that a named executive officer’s employment terminates. We have also determined that accelerated vesting provisions with respect to outstanding equity awards in connection with a qualifying termination of employment in certain circumstances are appropriate because they encourage our named executive officers to stay focused on the business in those circumstances, rather than focusing on the potential implications for them personally. The employment agreements with our named executive officers require the named executive officers to execute a separation agreement containing a general release of claims in favor of us to receive any severance payments and benefits. The material terms of the employment agreements with Dr. Weber, Ms. Beckman and Dr. Crystal are summarized below.

Barbara Weber, M.D.

Under Dr. Weber’s employment agreement, or the Weber Employment Agreement, Dr. Weber serves as our Chief Executive Officer on an at-will basis. Dr. Weber’s annual base salary is subject to periodic review and adjustment by the board of directors, and she is eligible to earn an annual bonus with a target amount expressed as a percentage of her base salary, which target amount is set annually by the board of directors. Dr. Weber is eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Pursuant to the Weber Employment Agreement, in the event that Dr. Weber's employment is terminated by us without “cause” or Dr. Weber resigns for “good reason” (as each term is defined in the Weber Employment Agreement), subject to her execution and the effectiveness of a separation agreement, including a general release of claims in our favor, (i) she will be entitled to receive base salary continuation for 12 months following termination, (ii) she will be entitled to receive a prorated portion of her target annual cash incentive compensation for the year of termination, payable over the 12 months following termination, (iii) she will be entitled to receive any earned but unpaid bonus for the prior year, (iv) subject to Dr. Weber’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Dr. Weber had she remained employed with us until the earliest of (A) 12 months following termination, (B) Dr. Weber’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Dr. Weber’s COBRA health continuation period, and (v) she will be entitled to 12 months of acceleration of the unvested portion of all stock options and other stock-based awards subject solely to time-based vesting held by Dr. Weber.

In lieu of the payments and benefits described in the preceding sentence, in the event that Dr. Weber’s employment is terminated by us without cause or Dr. Weber resigns for good reason on or within 12 months following a “change in control” (as defined in the Weber Employment Agreement), subject to her execution and the effectiveness of a separation agreement, including a general release of claims in our favor, (i) she will be entitled to receive a lump sum in cash equal to 18 months of her then-current annual base salary (or Dr. Weber’s annual base salary in effect immediately prior to the change in control, if higher), (ii) she will be entitled to receive a lump sum in cash equal to 1.5 times Dr. Weber’s target annual cash incentive compensation for the year of termination, (iii) she will be entitled to receive a lump sum in cash equal to a prorated portion of her target annual cash incentive compensation for the year of termination, (iv) she will be entitled to receive any earned but unpaid bonus for the prior year, (v) subject to Dr. Weber’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Dr. Weber had she remained employed with us until the earliest of (A) 18 months following termination, (B) Dr. Weber’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Dr. Weber’s COBRA health continuation period, and (vi) she will be entitled to acceleration of 100% of all stock options and other stock-based awards subject solely to time-based vesting held by her.

Daniella Beckman

Under Ms. Beckman’s employment agreement, or the Beckman Employment Agreement, Ms. Beckman serves as our Chief Financial Officer on an at-will basis. Ms. Beckman’s annual base salary is subject to periodic review and adjustment by the compensation committee, and she is eligible to earn an annual bonus with a target amount expressed as a percentage of her base salary, which target amount is set annually by the compensation committee. Ms. Beckman is eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Pursuant to the Beckman Employment Agreement, in the event that Ms. Beckman's employment is terminated by us without “cause” or Ms. Beckman resigns for “good reason” (as each term is defined in the Beckman Employment Agreement), subject to her execution and the effectiveness of a separation agreement, including a general release of claims in our favor, (i) she will be entitled to receive base salary continuation for 12 months following termination, and (ii) subject to Ms. Beckman’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Ms. Beckman had she remained employed with us until the earliest of (A) 12 months following termination, (B) Ms. Beckman’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Ms. Beckman’s COBRA health continuation period.

In lieu of the payments and benefits described in the preceding sentence, in the event that Ms. Beckman’s employment is terminated by us without cause or Ms. Beckman resigns for good reason on or within 12 months following a “change in control” (as defined in the Beckman Employment Agreement), subject to her execution and the effectiveness of a separation agreement, including a general release of claims in our favor, (i) she will be entitled to receive a lump sum in cash equal to 12 months of her then-current annual base salary (or Ms. Beckman’s annual base salary in effect immediately prior to the change in control, if higher), (ii) she will be entitled to receive a lump sum in cash equal to her target annual cash incentive compensation for the year of termination, (iii) subject to Ms. Beckman’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Ms. Beckman had she remained employed with us until the earliest of (A) 12 months following termination, (B) Ms. Beckman’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Ms. Beckman’s COBRA health continuation period, and (iv) she will be entitled to acceleration of 100% of all stock options and other stock-based awards subject solely to time-based vesting held by her.

Adam Crystal, M.D., Ph.D.

Under Dr. Crystal's employment agreement, or the Crystal Employment Agreement, Dr. Crystal's annual base salary is subject to periodic review and adjustment by the compensation committee, and he is eligible to earn an annual bonus with a target amount expressed as a percentage of his base salary, which target amount is set annually by the compensation committee. Dr. Crystal also received a one-time sign-on bonus of $275,000, which was subject to repayment by Dr. Crystal if he had voluntarily left Tango prior to February 27, 2024. Dr. Crystal is eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Pursuant to the terms of the Crystal Employment Agreement, in the event that his employment is terminated by us without “cause” or Dr. Crystal resigns for “good reason” (as each term is defined in the Crystal Employment Agreement), subject to his execution and the effectiveness of a separation agreement, including a general release of claims in our favor, (i) he will be entitled to receive base salary continuation for twelve (12) months following termination and his unpaid cash bonus payments for the preceding year, (ii) he will be entitled to receive any unpaid cash bonus for the preceding fiscal year and a pro-rata bonus for the portion of the year through the date of termination, and (iii) subject to Dr. Crystal’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, the Company will cover the portion of the premium amount equal to the amount that it would have paid to provide health insurance to Dr. Crystal had he remained employed with the Company until the earliest of (A) 12 months following termination, (B) Dr. Crystal’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Dr. Crystal’s COBRA health continuation period.

In lieu of the payments and benefits described in the preceding sentence, in the event that Dr. Crystal’s employment is terminated by the Company without cause or Dr. Crystal resigns for good reason on or within 12 months following a “change in control” (as defined in the Crystal Employment Agreement), subject to his execution and the effectiveness of a separation agreement, including a general release of claims in our favor, (i) he will be entitled to receive a lump sum in cash equal to 12 months of his then-current annual base salary (or Dr. Crystal’s base salary in effect immediately prior to a change in control, if higher), (ii) he will be entitled to receive a lump sum in cash equal to his target annual cash incentive compensation for the year of termination, (iii) he will be entitled to receive any unpaid cash bonus for the preceding fiscal year and pro-rata bonus for the portion of the year through the date of termination, (iv) subject to Dr. Crystal’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, the Company will cover the portion of the premium amount equal to the amount that it would have paid to provide health insurance to Dr. Crystal had he remained employed with us until the earliest of (A) 12 months following termination, (B) Dr. Crystal’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Dr. Crystal’s COBRA health continuation period, and (v) he will be entitled to acceleration of 100% of all stock options and other stock-based awards subject solely to time-based vesting held by Dr. Crystal.

Alan Huang, Ph.D.

On August 3, 2023, Dr. Huang, notified the Company that he intended to transition out of his role as Chief Scientific Officer. For the period from August 7, 2023 to October 6, 2023, Dr. Huang served in his capacity as the Company's Chief Scientific Officer, and dedicated 60% of his time to his duties as the Company's Chief Scientific Officer. On October 7, 2023, Dr. Huang commenced service as a consultant for the Company and continues to provide consulting services.

Employment Agreement

Under Dr. Huang’s employment agreement, or the Huang Employment Agreement, which was in effect until October 6, 2023, Dr. Huang served as our Chief Scientific Officer on an at-will basis. Dr. Huang’s annual base salary was subject to periodic review and adjustment, and he was eligible to earn an annual bonus with a target amount expressed as a percentage of his base salary. Dr. Huang was eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Pursuant to the Huang Employment Agreement, in the event that Dr. Huang’s employment was terminated by us without “cause” or Dr. Huang resigned for “good reason” (as each term was defined in the Huang Employment Agreement), subject to his execution and the effectiveness of a separation agreement, including a general release of claims in our favor, (i) he would have been entitled to receive base salary continuation for 12 months following termination, and (ii) subject to Dr. Huang’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we would have covered the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Dr. Huang had he remained employed with us until the earliest of (A) 12 months following termination, (B) Dr. Huang’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Dr. Huang’s COBRA health continuation period.

In lieu of the payments and benefits described in the preceding sentence, in the event that Dr. Huang’s employment was terminated by us without cause or Dr. Huang resigned for good reason on or within 12 months following a “change in control” (as defined in the Huang Employment Agreement), subject to his execution and the effectiveness of a separation agreement, including a general release of claims in our favor, (i) he would have been entitled to receive a lump sum in cash equal to 12 months of his then-current annual base salary (or Dr. Huang’s annual base salary in effect immediately prior to the change in control, if higher), (ii) he would have been entitled to receive a lump sum in cash equal to his target annual cash incentive compensation for the year of termination, (iii) subject to Dr. Huang’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we would have covered the portion of the premium amount equal to the amount that we would have paid to provide health insurance to Dr. Huang had he remained employed with us until the earliest of (A) 12 months following termination, (B) Dr. Huang’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Dr. Huang’s COBRA health continuation period, and (iv) he would have been entitled to acceleration of 100% of all stock options and other stock-based awards subject solely to time-based vesting held by him.

In connection with Dr. Huang's transition out of his role of Chief Scientific Officer, during the period from August 7, 2023 to October 6, 2023, Dr. Huang's annual base salary was decreased by 40% to $293,515 (on an annualized basis). Dr. Huang received a pro-rated 2023 cash bonus payment equal to $136,491.

Consulting Agreement

The Company and Dr. Huang entered into a consulting agreement on August 7, 2023, that became effective on October 7, 2023, pursuant to which Dr. Huang provided consulting services to the Company (and continues to provide consulting services) related to target platform and early discovery projects. In addition to the continued vesting of a portion of his equity awards as described above, Dr. Huang received cash consideration of $4,000 per week for such consulting services.

In addition, Dr. Huang’s outstanding equity awards were amended, effective as of October 7, 2023, such that (i) awards issued pursuant to the 2017 Plan continued to vest in accordance with the terms of such awards, and (ii) awards issued pursuant to the 2021 Plan shall continue to vest on each scheduled vesting date at a rate equal to 20% of the number of shares that were originally to vest on such date (and, as of October 6, 2023, 80% of the outstanding unvested shares subject to Dr. Huang’s awards granted under the 2021 Plan were forfeited), in each case for so long as Dr. Huang continued to provide consulting services to the Company under the Consulting Agreement (as described above).

Other Elements of Compensation; Perquisites

Health and Welfare Plans

During their employment, our named executive officers are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, life insurance and disability benefits, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans.

Retirement Plan

We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. The savings plan is intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code of 1986, as amended, or the Code, and contains a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. Participants may make pre-tax and certain after-tax (Roth) salary deferral contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. Participant contributions are held in trust as required by law. In 2022, our compensation committee authorized the Company to begin matching employee contributions up to a maximum of 100% of the first 2% of eligible compensation and 50% of the next 4% of eligible compensation during each pay period, subject to statutory limits. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. Our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on the Company.

Compensation Recovery Policy

In accordance with the requirements of the SEC and Nasdaq listing rules, the compensation committee has adopted a compensation recovery policy effective as of October 2, 2023. The compensation recovery policy provides that in the event we are required to prepare a restatement of financial statements due to material noncompliance with any financial reporting requirement under securities laws, we will seek to recover any incentive-based compensation that was based upon the attainment of a financial reporting measure and that was received by any current or former executive officer during the three-year period preceding the date that the restatement was required if such compensation exceeds the amount that the executive officers would have received based on the restated financial statements. The compensation recovery policy is filed as Exhibit 97.1 to the 2023 Annual Report.

NON-EMPLOYEE DIRECTOR COMPENSATION

We have adopted an amended and restated non-employee director compensation policy under which each non-employee director receives the following amounts for his or her services on our board of directors.

•
A stock option to purchase 60,000 shares of our common stock and an RSU award covering 10,000 shares of our common stock upon the director’s initial election or appointment to our board of directors. The stock options vest over 36 substantially equal monthly installments over three years from the date of grant and the RSUs vest in three equal annual installments over three years from the date of grant (the specific vesting dates are established by the compensation committee), in each case subject to continued service as a director through the applicable vesting date.
•
An annual option to purchase 30,000 shares of our common stock and an RSU award covering 5,000 shares of our common stock on the date of the annual meeting for such year. The annual option award vests in 12 substantially equal monthly installments over one year from the date of grant and the annual RSU award vests in its entirety on the first anniversary of the date of grant, in each case subject to continued service as a director through the applicable vesting date. Directors who were elected in the 12 months preceding the annual grant receive a pro-rated portion of the annual stock option grant and RSU award based on the number of months of time in service on the board.
•
An annual director fee of $40,000.
•
If the director serves on a committee of our board of directors or in the other capacities stated below, an additional annual fee as follows:
o
Non-executive chairperson, $30,000
o
Lead independent director, $15,000
o
Audit committee chairperson, $15,000
o
Audit committee member, $7,500
o
Compensation committee chairperson, $10,000
o
Compensation committee member, $5,000
o
Nomination and governance committee chairperson, $8,000
o
Nomination and governance committee member, $4,000

Options granted to our non-employee directors under the non-employee director compensation policy have an exercise price equal to the fair market value of our common stock on the date of grant and will expire not later than ten years after the date of grant. All unvested options and RSU awards held by non-employee members of the board of directors vest in full upon the occurrence of a change in control.

In 2023, the compensation committee revised the non-employee director compensation policy to include RSUs in the initial and annual equity awards issuable to non-employee directors, in addition to stock options, so that the equity component of director compensation is consistent with the equity compensation components that are generally provided to Company employees. In order to make incentives the same across the organization, the compensation committee determined that this adjustment was appropriate.

2023 Non-Employee Director Compensation Table

The table below shows the cash fees paid to our non-employee directors in connection with their service on our board of directors, and the stock option awards and RSUs granted to our non-employee directors, during the fiscal year ended December 31, 2023.

Name	Fees Earned or Paid In Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	Total ($)
Alexis Borisy	82,500	17,750	71,283	171,533
John Ketchum	14,533	71,900	289,440	375,873
Kanishka Pothula(4)	—	—	—	—
Lesley Ann Calhoun	59,000	17,750	71,283	148,033
Mace Rothenberg, M.D.	52,500	17,750	71,283	141,533
Malte Peters, M.D.	50,000	17,750	71,283	139,033
Aaron Davis(5)	29,054	17,750	71,283	118,087
Reid Huber, Ph.D.(6)	40,826	17,750	71,283	129,859

(1) Amounts represent cash compensation earned and paid pursuant to our amended and restated non-employee director compensation policy.

(2) The amounts reported represent the aggregate grant-date fair value of stock options and RSUs awarded to our non-employee directors in 2023, calculated in accordance with ASC Topic 718, disregarding the effect of estimated forfeitures related to service-based vesting. See Note 2 and Note 11 to our audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC on March 18, 2024 for a discussion of assumptions made in determining the aggregate grant date fair value of stock option awards. The amounts presented do not correspond to the actual value that may be recognized by the named director upon vesting or exercise of the stock options or the sale of the shares of common stock underlying such stock options or the vesting of RSUs and the sale of the shares received upon the vesting of the RSUs.

(3) The table below shows the aggregate number of shares underlying stock option awards (exercisable and unexercisable) and unvested RSUs held as of December 31, 2023 by each non-employee director who served as a non-employee director during the year ended December 31, 2023:

	Option Awards	Stock Awards
Name	Shares Subject to Outstanding Options	Shares Subject to Outstanding RSUs
Alexis Borisy	201,463	5,000
John Ketchum	60,000	10,000
Kanishka Pothula	—	—
Lesley Ann Calhoun	154,925	5,000
Mace Rothenberg, M.D.	154,925	5,000
Malte Peters, M.D.	188,895	5,000

(4) Mr. Pothula was elected to the board of directors on November 6, 2023. Mr. Pothula has waived cash and equity compensation retainers for services on the board of directors.

(5) Mr. Davis resigned from the board in August 2023. All unvested equity awards held by Mr. Davis were forfeited upon resignation.

(6) Dr. Huber resigned from the board in November 2023. All outstanding equity awards held by Dr. Huber were forfeited upon resignation.

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024

We have selected PricewaterhouseCoopers LLP as the independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2024, and we are asking you and other stockholders to ratify this selection. PricewaterhouseCoopers LLP has audited our financial statements since 2017 (serving as Tango's independent registered public accounting firm prior to the Business Combination).

The audit committee annually reviews the independent registered public accounting firm's independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm's performance. As a matter of good corporate governance, the audit committee and the board of directors determined to submit to stockholders for ratification the appointment of PricewaterhouseCoopers LLP. The majority of the votes properly cast is required in order to ratify the appointment of PricewaterhouseCoopers LLP. In the event that a majority of the votes properly cast do not ratify this appointment of PricewaterhouseCoopers LLP, the Audit Committee will consider this fact when it appoints the independent registered public accounting firm for the fiscal year ending December 31, 2024. Even if the appointment of PricewaterhouseCoopers LLP is ratified, the audit committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the interests of the Company.

We expect that a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. Abstentions and broker “non-votes,” if any, will have no effect on the outcome of this proposal.

The board of directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of PricewaterhouseCoopers as the independent registered public accounting firm for the fiscal year ending December 31, 2024.

Principal Accountant Fees and Services

The following table sets forth the fees of PricewaterhouseCoopers LLP billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services. The audit committee approved 100% of the services set forth below.

Fee Category	2023	2022
Audit Fees	$800,000	$793,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	4,409	4,409
Total Fees	$804,409	$797,409

Audit Fees. Audit fees consist of fees billed for the audit of our annual consolidated financial statements, review of the interim consolidated financial statements, and the review of registration statements.

Tax Fees. Tax fees consist of aggregate fees for tax compliance and tax analysis related services.

All Other Fees. All other fees consist of fees for accounting research tools.

Audit Committee Pre-Approval Policy and Procedures

The audit committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage PricewaterhouseCoopers LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the audit committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by PricewaterhouseCoopers LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the audit committee or by a designated member of the audit committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the audit committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The audit committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On an annual basis, the audit committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by PricewaterhouseCoopers LLP without first obtaining specific pre-approval from the audit committee. The audit committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

REPORT OF THE AUDIT COMMITTEE

This report is submitted by the audit committee of the board of directors (the "Board") of Tango Therapeutics, Inc. (the "Company"). The audit committee consists of the three directors whose names appear below. None of the members of the audit committee is an officer or employee of the Company, and the board has determined that each member of the audit committee is "independent" for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable rules of the Nasdaq Stock Market LLC ("Nasdaq"). Each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. The board has designated Ms. Calhoun as an "audit committee financial expert," as defined under the applicable rules of the SEC. The audit committee operates under a written charter adopted by the board.

The audit committee's general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The audit committee has reviewed the Company's consolidated financial statements for 2023 and met with management, as well as with representatives of PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, to discuss the consolidated financial statements. The audit committee also discussed with members of PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the U.S. Securities and Exchange Commission.

In addition, the audit committee received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and discussed with members of PricewaterhouseCoopers LLP its independence from the Company.

Based on these discussions, the financial statement review and other matters it deemed relevant, the audit committee recommended to the Board that the Company's audited consolidated financial statements for 2023 be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

The information contained in this audit committee report shall not be deemed to be "soliciting material," "filed" or incorporated by reference into any past or future filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.

Audit Committee of the Board of Directors of Tango Therapeutics, Inc.

Lesley Ann Calhoun (Chairperson)

Kanishka Pothula

Alexis Borisy

PROPOSAL NO. 3 – APPROVAL OF AMENDMENT TO OUR Second AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Background

The State of Delaware, which is Tango’s state of incorporation, enacted legislation that enables Delaware companies to limit the liability of certain officers in limited circumstances under Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”). Amended DGCL Section 102(b)(7) only permits exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but does not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Furthermore, the limitation on liability does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.

The board of directors believes it is important to provide protection from certain liabilities and expenses that may discourage prospective or current officers from serving corporations. In the absence of such protection, qualified officers might be deterred from serving as officers due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. In particular, the board of directors took into account the narrow class and type of claims that such officers would be exculpated from liability pursuant to amended DGCL Section 102(b)(7), the limited number of our officers that would be impacted, and the benefits the board of directors believes would accrue to the Company by providing exculpation in accordance with DGCL Section 102(b)(7), including, without limitation, the ability to attract and retain key officers and the potential to reduce litigation costs associated with frivolous lawsuits.

The board of directors balanced these considerations with our corporate governance guidelines and practices and determined that it is advisable and in the best interests of the Company and our stockholders to adopt an amendment to add Article X to our certificate of incorporation, in order to permit limitation of liability of officers of the Company as and to the extent provided by DGCL Section 102(b)(7). We refer to this proposed amendment to our certificate of incorporation as the “Charter Amendment” in this proxy statement.

Text of Proposed Charter Amendment

To ensure we are able to attract and retain key officers and in an effort to reduce litigation costs associated with frivolous lawsuits, we propose to adopt Article X so that it would state in its entirety as follows:

“To the fullest extent permitted by the DGCL, an Officer (as defined below) of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as an officer of the Corporation, except for liability (a) for any breach of the Officer’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any transaction from which the Officer derived an improper personal benefit, or (d) arising from any claim brought by or in the right of the Corporation. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Officers, then the liability of an Officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. For purposes of this ARTICLE X, “Officer” shall mean an individual who has been duly appointed as an officer of the Corporation and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service of process to the registered agent of the Corporation as contemplated by 10 Del. C. § 3114(b).

Any amendment, repeal or modification of this ARTICLE X by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as an Officer at the time of such amendment, repeal or modification.”

The proposed Charter Amendment is attached as Appendix A to this proxy statement.

Reasons for the Proposed Charter Amendment

The board of directors believes it is appropriate for public companies in states that allow exculpation of officers to have exculpation clauses in their certificates of incorporation. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. We expect our peers to adopt exculpation clauses that limit the personal liability of officers in their certificates of incorporation, and failing to adopt the proposed Charter Amendment could impact our recruitment and retention of exceptional officer candidates that conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of Tango.

For the reasons stated above, on March 27, 2024, the board of directors determined that the proposed Charter Amendment is advisable and in the best interest of Tango and our stockholders and authorized and approved the proposed Charter Amendment and directed that it be considered at the Annual Meeting. The board of directors believes the proposed Charter Amendment would better position Tango to attract top officer candidates and retain our current officers and enable the officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability.

The proposed Charter Amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any officer.

Timing and Effect of the Charter Amendment

If the proposed Charter Amendment is approved by our stockholders, it will become effective immediately upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which we expect to file promptly after the Annual Meeting. Other than the addition of Article X, the remainder of our certificate of incorporation will remain unchanged after effectiveness of the Charter Amendment. If the proposed Charter Amendment is not approved by our stockholders, our certificate of incorporation will remain unchanged. In accordance with the DGCL, the board of directors may elect to abandon the proposed Charter Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the proposed Charter Amendment.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote by the majority of the outstanding shares of capital stock entitled to vote on the matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. Abstentions and broker “non-votes,” if any, will be counted as votes against this proposal.

The board of directors Recommends Voting “For” Proposal 3 to Approve the Amendment to our Second Amended and Restated Certificate of Incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of April 1, 2024 by:

•
each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of Tango’s outstanding common stock;
•
each of Tango’s named executive officers and directors; and
•
all of Tango’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of stock options or the vesting of restricted stock or RSU awards, within 60 days of April 1, 2024. Shares subject to RSU awards that vest within 60 days of April 1, 2024, are considered outstanding and beneficially owned by the person holding such options or restricted stock or restricted stock unit awards for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, we believe that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted, the business address of each of our directors and executive officers is 201 Brookline Avenue, Suite 901, Boston, MA 02215. The percentage of beneficial ownership is calculated based on 106,730,785 shares of common stock outstanding as of April 1, 2024.

Name and Address of Beneficial Owner	Number of Shares	%
Named Executive Officers and Directors:
Barbara Weber, M.D.(1)	4,161,394	3.9
Daniella Beckman(2)	859,424	*
Alexis Borisy(3)	198,963	*
Malte Peters, M.D.(4)	186,395	*
Lesley Ann Calhoun(5)	134,732	*
Mace Rothenberg, M.D.(6)	134,732	*
John Ketchum(7)	15,000	*
Adam Crystal, M.D., Ph.D.(8)	179,427	*
Alan Huang, Ph.D.(9)	810,243	*
Kanishka Pothula(10)	-	*
Executive Officers and Directors as a group (11 individuals)	6,680,310	6.3
5% Stockholders:
Third Rock Ventures IV, L.P.(11)	19,201,475	18.0
Entities affiliated with Boxer Capital, LLC(12)	15,187,092	14.2
EcoR1 Capital, LLC(13)	12,880,736	12.1
FMR LLC(14)	8,601,773	8.1
Nextech Invest, Ltd.(15)	5,533,980	5.2
Southpoint Capital Advisors LP(16)	5,276,699	4.9

* Less than one percent.

(1) Consists of 1,397,440 shares of common stock and options to purchase 2,763,954 shares of common stock exercisable within 60 days of April 1, 2024.

(2) Consists of 74,814 shares of common stock and options to purchase 784,610 shares of common stock exercisable within 60 days of April 1, 2024.

(3) Consists of options to purchase 198,963 shares of common stock exercisable within 60 days of April 1, 2024.

(4) Consists of options to purchase 186,395 shares of common stock exercisable within 60 days of April 1, 2024.

(5) Consists of options to purchase 134,732 shares of common stock exercisable within 60 days of April 1, 2024.

(6) Consists of options to purchase 134,732 shares of common stock exercisable within 60 days of April 1, 2024.

(7) Consists of options to purchase 15,000 shares of common stock exercisable within 60 days of April 1, 2024.

(8) Consists of 27,084 shares of common stock and options to purchase 152,343 shares of common stock exercisable within 60 days of April 1, 2024.

(9) Consists of 333,327 shares of common stock and options to purchase 476,916 shares of common stock exercisable within 60 days of April 1, 2024.

(10) Mr. Pothula has waived all equity or cash compensation for service as a non-employee director.

(11) This information is solely based on a Form 4 filed by Third Rock Ventures IV, L.P. (“TRV IV”), Third Rock Ventures GP IV, L.P. (“TRV GP IV”) and TRV GP IV, LLC (“TRV GP IV LLC”, and collectively with TRV IV and TRV GP IV, the “Reporting Persons”) with the SEC on February 21, 2024. The general partner of TRV IV is TRV GP IV. The general partner of TRV GP IV is TRV GP IV, LLC. Abbie Celniker, Ph.D., Robert Tepper, M.D., Craig Muir and Cary Pfeffer, M.D. are the managing members of TRV GP IV, LLC who collectively make voting and investment decisions with respect to shares held by TRV IV L.P. The address for each of the Reporting Persons is 201 Brookline Ave, Suite 1401, Boston, MA 02215.

(12) This information is solely based on Form 4/A filed October 17, 2023 and a Schedule 13D filed by Boxer Capital, LLC (“Boxer Capital”), Boxer Asset Management Inc. (“Boxer Management”), Joe Lewis, Aaron Davis, BCTG Holdings, LLC (“BCTG Holdings”), MVA Investors, LLC (“MVA Investors”), Braslyn Ltd. (“Braslyn”, together with Boxer Capital, Boxer Management, Joe Lewis, BCTG Holdings, MVA Investors and Aaron Davis, the “Reporting Persons”) with the SEC on October 18, 2023. Consists of 6,988,450 shares beneficially owned by BCTG Holdings, 8,198,642 shares beneficially owned by Boxer Capital and Boxer Management, 26,961 shares beneficially owned by Braslyn, 693,524 shares beneficially owned by MVA Investors, 15,214,053 shares beneficially owned by Joe Lewis and 748,524 shares beneficially owned by Aaron Davis. Boxer Capital, Boxer Management, and Joseph Lewis share voting and dispositive power over the shares held by Boxer Capital, and Aaron Davis has shared voting and dispositive power over the shares owned by MVA. Each of the individuals and entities listed above expressly disclaims beneficial interest of the shares listed above except to the extent of any pecuniary interest therein. The principal business address of the Reporting Persons is: 12860 El Camino Real, Suite 300, San Diego, CA 92130. The principal business address of Boxer Management, Braslyn and Joe Lewis is: c/o Cay House P.O. Box N-7776 E.P. Taylor Drive Lyford Cay, New Providence, Bahamas. Aaron Davis serves as the Chief Executive Officer of MVA Investors. A board consisting of Aaron Davis, Christopher Fuglesang and Andrew Ellis makes voting and dispositive decisions with respect to securities owned by BCTG Holdings. Each of Aaron Davis, Christopher Fuglesang and Andrew Ellis disclaims any pecuniary interest in BCTG Holdings except to the extent of his beneficial interest in the securities owned by BCTG Holdings.

(13) This information is solely based on a Schedule 13G filed by EcoR1 Capital, LLC (“EcoR1”), EcoR1 Capital Fund Qualified, L.P. (“EcoR1 Capital”) and Oleg Nodelman (collectively, the “Reporting Persons”) with the SEC on October 16, 2023. The general partner of EcoR1 Capital is EcoR1. The manager of EcoR1 is Oleg Nodelman. The address for each Reporting Persons is 357 Tehama Street #3, San Francisco, CA 94103.

(14) This information is solely based on a Schedule 13G/A filed by FMR LLC and its affiliates with the SEC on February 9, 2024, which reported ownership as of December 29, 2023. The address for FMR LLC is 245 Summer Street, Boston, MA 02210.

(15) This information is solely based on a Schedule 13G filed by Nextech Crossover I SCSp (“Nextech”), Nextech Crossover I GP S. à r.l. (“Nextech S. à r.l.”), Ian Charoub, Costas Constantinides and Rocco Sgobbo (collectively with Nextech and Nextech S. à r.l., the “Reporting Persons”) with the SEC on August 21, 2023. The general partner of Nextech is Nextech S. à r.l. Ian Charoub, Costas Constantinides and Rocco Sgobbo are members of the board of managers of Nextech S. à r.l. and share voting and dispositive power over the shares held by Nextech, and may be deemed to own beneficially the shares held by Nextech. The address for each of the Reporting Persons is 8 rue Lou Hemmer L-1748 Luxembourg-Findel Grand-Duché de Luxembourg.

(16) This information is solely based on a Schedule 13G/A filed by Southpoint Master Fund, LP, Southpoint Capital Advisors LP, Southpoint Capital Advisors LLC, Southpoint GP, LP, Southpoint GP, LLC and John S. Clark II (collectively, "Southpoint”) with the SEC on February 14, 2024. The general partners of Southpoint Master Fund, LP are Southpoint GP, LP and Southpoint GP, LLC. The general partner of Southpoint Capital Advisors LP is Southpoint Capital Advisors LLC. John S. Clark II is the managing member of Southpoint GP, LP, Southpoint Capital Advisors LLC and Southpoint GP, LLC. The address for Southpoint is 1114 Avenue of the Americas, 22nd Floor, New York, NY 10036.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the compensation agreements and other arrangements described under the sections entitled “Executive Compensation” and “Director Compensation” in this proxy statement and the transactions described below, since January 1, 2023, there has not been and there is not currently proposed, any transaction or series of similar transactions to which:

•
we were, or will be, a participant;
•
the amount involved exceeded, or will exceed, $120,000; and
•
in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

PIPE Financing

On August 10, 2023, we entered into a securities purchase agreement with a select group of institutional and accredited healthcare specialist investors for the private placement of 13,196,671 shares of common stock at a price of $5.15 per share and pre-funded warrants to purchase 2,340,579 shares of common stock at a purchase price of $5.1499 per pre-funded warrant, resulting in gross proceeds of $80.0 million (the “PIPE Financing”). The participating investors included Boxer Capital, LLC, MVA Investors, LLC (an affiliate of Boxer Capital, LLC) and Third Rock Ventures VI, L.P., preexisting stockholders who, together with other affiliated entities, beneficially owned in excess of 5% of our issued and outstanding shares of common stock prior to completion of the PIPE Financing. Boxer Capital, LLC obtained pre-funded warrants to purchase 2,340,579 shares of common stock (the “Pre-Funded Warrants”), MVA Investors, LLC purchased 475,000 shares of common stock and Third Rock Ventures VI, L.P. purchased 194,174 shares of common stock. The Pre-Funded Warrants will have an exercise price of $0.0001 per share of common stock and may not be exercised if the aggregate number of shares of common stock beneficially owned by the holder thereof (together with its affiliates) would exceed the specified percentage cap provided therein (which may be adjusted upon 61 days advance notice) immediately after exercise thereof. Aaron Davis was a member of our board of directors at the time of the PIPE Financing and is Chief Executive Officer of MVA Investors, LLC. Dr. Reid Huber was a member of our board of directors at the time of the PIPE Financing and is a partner at Third Rock Ventures, LLC.

Indemnification Agreements

We are party to indemnity agreements with our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such persons in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

Sublease and Services Arrangement

In August 2023, we began subleasing a portion of our office and laboratory space at 201 Brookline Avenue, Boston, MA, and providing certain related services to Sesame Therapeutics, Inc., of which, Dr. Alan Huang, a former officer of the Company, is a founder, officer and director. Tango received an equity stake in Sesame in exchange for providing space and resources for the early phases of company development within Tango.

Policies for Approval of Related Party Transactions

Our audit committee reviews and approves transactions with directors, officers and holders of 5% or more our capital stock and their affiliates, or each, related party. Prior to the transaction, the material facts as to the related party’s relationship or interest in the transaction are disclosed to our audit committee prior to their consideration of such transaction, and the transaction is not considered approved unless approved by the audit committee. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction are disclosed to the stockholders, who must approve the transaction in good faith.

Policies and Procedures for Related Party Transactions

We have adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which we or any our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•
any person who is, or at any time during the applicable period was, one of our officers, directors or director nominee;
•
any person who is known by us to be the beneficial owner of more than 5% of our voting stock;
•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than 5% of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than 5% of our voting stock; and
•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. The audit committee has the responsibility to review related party transactions.

ADDITIONAL INFORMATION AND OTHER BUSINESS

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Tango Therapeutics, Inc., 201 Brookline Avenue, Suite 901, Boston, Massachusetts 02215, Attention: Corporate Secretary, telephone: (857) 320-4900. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Stockholder Proposals

A stockholder who would like to have a proposal considered for inclusion in our 2025 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December [_], 2024. In addition, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 7, 2025. However, if the date of the 2025 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2025 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Tango Therapeutics, Inc., 201 Brookline Avenue, Suite 901, Boston, Massachusetts 02215, Attention: Corporate Secretary.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2025 Annual Meeting of Stockholders, the required notice must be received by our Corporate Secretary at our principal executive offices no earlier than February 5, 2025 and no later than March 7, 2025. Stockholder proposals and the required notice should be addressed to Tango Therapeutics, Inc., 201 Brookline Avenue, Suite 901, Boston, Massachusetts 02215, Attention: Corporate Secretary.

Other Matters

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

Appendix A

CERTIFICATE OF AMENDMENT

TO THE

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TANGO THERAPEUTICS, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Tango Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.
The Corporation was originally incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) on May 21, 2020. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 2, 2020 (the “Charter”). Pursuant to Section 242 of the DGCL, this Certificate of Amendment (this “Amendment”) amends certain provisions of the Charter.
2.
This Amendment has been approved and duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.
3.
The Charter is hereby amended by adding a new Article XI to read in its entirety as follows:

“ARTICLE XI.

OFFICER LIMITATION OF LIABILITY

1. To the fullest extent permitted by the DGCL, an Officer (as defined below) of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as an officer of the Corporation, except for liability (a) for any breach of the Officer’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any transaction from which the Officer derived an improper personal benefit, or (d) arising from any claim brought by or in the right of the Corporation. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Officers, then the liability of an Officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. For purposes of this Article XI, “Officer” shall mean an individual who has been duly appointed as an officer of the Corporation and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service of process to the registered agent of the Corporation as contemplated by 10 Del. C. § 3114(b).

2. Amendment or Modification. Any amendment, repeal or modification of this Article XI by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as an Officer at the time of such amendment, repeal or modification.”

IN WITNESS WHEREOF, this Amendment, having been duly adopted in accordance with Section 242 of the DGCL, has been duly executed by a duly authorized officer of the Corporation on this [_] day of [_], 2024.

Tango Therapeutics, Inc.

By:

Name: Barbara Weber, M.D.

Title: President and Chief Executive Officer

Preliminary Proxy Card—Subject to Completion

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 4, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TNGX2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 4, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V44991-P06265 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

TANGO THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class II Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Company Nominees:

01) Alexis Borisy
02) John Ketchum
03) Barbara Weber, M.D.

The Board of Directors recommends you vote FOR the following proposals:

NOTE: The Board of Directors will consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V44992-P06265

TANGO THERAPEUTICS, INC.
Annual Meeting of Shareholders
June 5, 2024 10:00 AM EDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Barbara Weber, M.D., Daniella Beckman and Douglas Barry, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TANGO THERAPEUTICS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, EDT on June 5, 2024, virtually at www.virtualshareholdermeeting.com/TNGX2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side